Execution Copy
Exhibit 10.3
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
SHARE PURCHASE AGREEMENT
among
ALNYLAM EUROPE AG,
ALNYLAM PHARMACEUTICALS, INC.
and
ROCHE BETEILIGUNGS GMBH

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A. Prot. 512/2007
NOTARIAL DEED
SHARE PURCHASE AGREEMENT
Negotiated in Basel/Switzerland on 8 July, 2007
Before me, the undersigned Notary Public
Etienne Petitpierre
with official address Gerbergasse 1, CH-Basel appeared today:
1.	Mrs Flavia Canali, with business address at Grenzacherstrasse 124, CH — 4070 Basel, identified by identity card,
and
2.	Mr. Erik Norström, with business address at Grenzacherstrasse 124, CH — 4070 Basel, identified by passport both not acting in their own name but waiving any personal liability with joint signature on behalf of:
ROCHE BETEILIGUNGS GMBH, a German limited liability company (GmbH), with registered office in Grenzach-Wyhlen, Germany, registered in the Commercial Register of the lower court (Amtsgericht) in Freiburg i. Br. under docket No. HRB 700968 by means of a power of attorney dated 5 July 2007, the original of which was presented at the notarization and a certified copy of which will be attached to this deed.

3.	Mr. Florian Anselm, with business address at Maximilianstrasse 31, 80539 Munich, identified by identity card, not acting in his own name but waiving any personal liability on behalf of:
Alnylam Europe AG, a German stock corporation with registered office in Kulmbach, Germany, registered in the Commercial Register of the lower court in Bayreuth under docket No. HRB 3302 by means of a power of attorney dated 6 July 2007, the original of which was presented at the notarisation and a certified copy of which will be attached to this deed.
and
4.	Mr. Rainer Kreifels, with business address at Maximilianstrasse 31, 80539 Munich, identified by passport, not acting in his own name but waiving any personal liability on behalf of:
Alnylam Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 300 Third Street, Cambridge, MA 02142, USA.
by means of a power of attorney dated 7 July, the original of which was presented at the notarisation and a certified copy of which will be attached to this deed.

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-i-

The persons appearing requested this Deed to be recorded in the English language. The acting Notary Public who is in sufficient command of the English language ascertained that the persons appearing are in command of the English language too. After having been instructed by the acting Notary Public the persons appearing waived the right to obtain the assistance of a sworn interpreter and to obtain a certified translation of this Deed.
The acting notary advised the person appearing that a notary who or whose partners in the law firm have formerly acted as legal advisors to one of the parties involved in the matter to be notarised would not be entitled to take office as a notary in the matter at hand pursuant to § 233 Sect. 1 (4) of the Introductory Act of the Canton Basel-City relating to the Swiss Civil Code which provision corresponds with the so-called “Vorbefassungsverbot” under the German Act of Notarisation (§3 Sect. 1(7)). The acting notary states that he himself and his firm have not been involved in the matter at hand in the meaning of said provisions.
The persons appearing requested the recording of the following:

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-ii-

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-iii-

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-iv-

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-v-

Exhibits

A	-	Closing Confirmation
B	-	Escrow Agreement
C	-	Transition Services Agreement

Schedules
Disclosure Schedule
6.2	-	Third Party Notices and Consents
10.2	-	Retention Plan
A	-	Excluded Assets and Liabilities
B	-	Fixed Assets
C	-	[RESERVED]
D	-	RNAi Contracts
E	-	[RESERVED]
F	-	Transferring Individuals

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-vi-

SHARE PURCHASE AGREEMENT
     Agreement (the “Agreement”) entered into as of July 8, 2007 by and among ROCHE BETEILIGUNGS GMBH, a German limited liability company (GmbH), with registered office in Grenzach-Wyhlen, Germany, registered in the Commercial Register of the lower court (Amtsgericht) in Freiburg i. Br. under docket No. HRB 700968 (the “Buyer”), Alnylam Europe AG, a German stock corporation (“Alnylam Europe”) with registered office in Kulmbach, Germany, registered in the Commercial Register of the lower court in Bayreuth under docket No. HRB 3302, and Alnylam Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 300 Third Street, Cambridge, MA 02142, USA (the “Stockholder”), which owns all of the shares in Alnylam Europe.
Preliminary Statement
     1. Prior to the Closing, the Stockholder shall cause the Company to be created and the Spin-off to occur.
     2. Prior to the Closing, the Company shall be a wholly-owned direct subsidiary of the Stockholder.
     3. Subject to the terms and conditions of this Agreement, the Buyer desires to purchase, and the Stockholder desires to sell, the Shares for the consideration set forth below.
          NOW, THEREFORE, the Parties agree as follows:
I COMPLETION OF SPIN-OFF; PURCHASE AND SALE OF THE SHARES
          1.1. Completion of the Spin-off. Promptly after the date of this Agreement, and prior to the Closing Date, the Stockholder and Alnylam Europe shall cause the Company to be created and the Spin-off to be completed by registration in the Commercial Register of Alnylam Europe.
          1.2. Sale and Purchase of the Shares from the Stockholder. Herewith the Stockholder sells (verkaufen) to the Buyer and the Buyer purchases (kaufen) from the Stockholder the Shares.
          1.3. Transfer of the Shares. Conditioned upon (aufschiebende Bedingung) the execution and delivery of the Closing Confirmation to the Buyer in accordance with Section 1.6, the Stockholder herewith transfers (übertragen) and assigns (abtreten) to the Buyer, and the Buyer hereby acquires and accepts from the Stockholder, the Shares.
          1.4. Transfer of Ancillary Rights. The sale and transfer of the Shares shall include all ancillary rights appertaining thereto (Nebenrechte), including the rights to the profits of the Company since the Closing Date.
          1.5. Further Assurances. At any time and from time to time after the Closing, at the Buyer’s request and without further consideration, the Stockholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and

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take all such other action as the Buyer may reasonably request, to transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to, the Shares.
1.6. Purchase Price and Closing Confirmation. The Purchase Price to be paid by the Buyer to the Stockholder for the Shares shall be USD 15,000,000. Such payment shall be made:
          (a) in the amount of USD [**] (the “Initial Cash Payment Amount”) to the Stockholder at the Closing Date by wire transfer of immediately available funds to an account designated by the Stockholder; and
          (b) in the amount of USD [**] (the “Escrow Amount”) to the Escrow Agent.
Concurrently (Zug-um-Zug) against payment of the Purchase Price, the Stockholder shall execute and deliver the Closing Confirmation to the Buyer.
          1.7. Escrow Account. Prior to the Closing, the Stockholder and the Buyer shall open an Escrow Account with the Escrow Agent to receive payment by the Buyer of the Escrow Amount. The Escrow Amount shall serve as collateral for the Buyer with respect to any claims of the Buyer against the Stockholder arising out of or in connection with this Agreement. The Buyer and the Stockholder shall be equally responsible for any fee charged by the Escrow Agent or otherwise arising in connection with the Escrow Account. Unless provided otherwise in this Agreement, the Escrow Account shall be subject to the terms and conditions set forth in the Escrow Agreement.
          1.8. Releases from the Escrow Account. The Escrow Agent shall be instructed to release any funds from the Escrow Account only:
          (a) in accordance with corresponding (übereinstimmenden) or joint written instructions from the Stockholder and the Buyer;
          (b) to the Buyer in such amounts in which claims of the Buyer against the Stockholder under or in connection with Article VIII or Article IX of this Agreement have been adjudicated by final court judgment (rechtskräftiges gerichtliches Urteil) or arbitral award (Schiedsspruch), in each case only upon presentation by the Buyer of an original (Ausfertigung) of the respective judgment or award; or
          (c) pursuant to Section 1.9.
          1.9. Final release. Within [**] months after the Closing, the Escrow Agent shall release to the Stockholder the funds then remaining in the Escrow Account, including any interest accrued thereon, after deduction of the amount of any outstanding payment claim that the Buyer has asserted against the Stockholder under Article VIII or Article IX of this Agreement by way of a duly delivered Claim Notice prior to the expiration of the survival period of the Representation and Warranties according to Section 8.4. The funds remaining in the Escrow Account after such release shall be released by the Escrow Agent to (a) the Buyer in the amount

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of any claim set forth in a Claim Notice that has been adjudicated by final court judgment or arbitral award, upon presentation by the Buyer of an original of the respective judgment or award and (b) the remainder, if any, to the Stockholder upon resolution of all claims under clause (a).
          1.10. The Closing. The Closing shall take place at the offices of MLawGroup, Maximilianstr. 31, 80539 Munich, Germany commencing at 9:00 a.m., German time, on the Closing Date.
II REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE SHARES
     The Stockholder, by way of an independent guarantee (verschuldensunabhängig) within the meaning of Section 311 German Civil Code (BGB), represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of the date of this Agreement (if not expressly noted otherwise). The scope and content of Stockholder’s representations contained in this Article II, as well as Stockholder’s liability arising thereunder shall be exclusively defined by the provisions of this Agreement, which shall be an integral part of the representations of the Stockholder, and no representation of the Stockholder shall be construed as a seller’s guarantee (Garantie für die Beschaffenheit der Sache) within the meaning of Sections 443 and 444 of the German Civil Code.
          2.1. Title. Upon the formation of the Company until the Closing, the Stockholder will be the sole and direct owner of the Shares and will have good and marketable title to the Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights (in particular of third parties) whatsoever.
          2.2. Authority. The Stockholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell the Shares to the Buyer and, upon the Closing, the Buyer will acquire from the Stockholder good and marketable title to the Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights (in particular of third parties) whatsoever. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.
          2.3. Regulatory Approvals. The Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Stockholder or the transfer, conveyance and sale of the Shares pursuant to the terms hereof.
          2.4. Brokers. The Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

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III REPRESENTATIONS OF THE STOCKHOLDER AND ALNYLAM EUROPE REGARDING THE COMPANY AND ALNYLAM EUROPE
     The Stockholder and Alnylam Europe, jointly and severally, by way of an independent guarantee (verschuldensunabhängig) within the meaning of Section 311 German Civil Code (BGB), represent and warrant to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement (if not expressly noted otherwise). The scope and content of each of Stockholder’s and Alnylam Europe’s representations contained in this Article III, as well Stockholder’s liability arising thereunder shall be exclusively defined by the provisions of this Agreement, which shall be an integral part of the representations of each of Stockholder and Alnylam Europe, and no representation of each of Stockholder and Alnylam Europe shall be construed as a seller’s guarantee (Garantie für die Beschaffenheit der Sache) within the meaning of Sections 443 and 444 of the German Civil Code. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article III to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of this Article III, the phrase “to the knowledge of Alnylam Europe” or any phrase of similar import shall be deemed to refer to the actual knowledge (positive Kenntnis) or gross negligent lack of knowledge (grobfahrlässige Unkenntnis) of one of the following individuals: [**].
          3.1. Organization, Qualification and Corporate Power.
          (a) Alnylam Europe is a German stock corporation (Aktiengesellschaft) validly existing under the laws of Germany and registered in the Commercial Register of the lower court in Bayreuth under docket No. HRB 3302. Alnylam Europe has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Alnylam Europe has furnished to the Buyer complete and accurate copies of its most recent certified commercial register excerpt (Handelsregisterauszug) and its currently applicable Articles of Association (Satzung). Alnylam Europe is not in default under or in violation of any provision of its Satzung.
          (b) Prior to the Closing, the Company will be formed as a German limited liability company (GmbH) validly existing under the laws of Germany and registered in the Commercial Register of the lower court in Bayreuth. As of the Closing Date, the Company will have all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. As of the Closing Date, Alnylam Europe will have furnished to the Buyer complete and accurate copies of the Company’s most recent certified commercial register excerpt (Handelsregisterauszug) and its currently applicable Articles of Association (Satzung). As of the Closing Date, the Company will not be in default under or in violation of any provision of its Satzung.

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          3.2. Capitalization.
          (a) As of the Closing Date the registered share capital (Stammkapital) of the Company will amount to EUR 25,000 plus the amount of the Company capital increase connected with the Spin-off in the amount of EUR 43,600 and will be divided into three shares in the nominal amount of each EUR 250, EUR 24,750 and EUR 43,600. Prior to Closing, the Stockholder will be the sole and direct owner of the Shares.
          (b) Prior to the Closing, the Company will have no Stock Plans, Stock Options or Warrants.
          (c) Prior to the Closing, the Shares will be validly issued, fully paid, not repaid and neither distributions of profits nor repayments to shareholders in violation of Section 30 of the German Limited Liability Companies Act (GmbHG) will have occurred and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Limited Liability Companies Act or the Company’s Satzung.
          (d) As of the Closing Date, the Company will have sufficient cash on hand to (i) satisfy its liabilities (for the avoidance of doubt, in the amount of the liabilities as of the Closing Date) under each of the line items set forth on the pro forma balance sheet included in Section 3.2(d) of the Disclosure Schedule and to (ii) [**].
          (e) As of the Closing Date, the Company will own no fixed and current assets, will not be party to contracts, will not be party to employment relations and will have no liabilities and obligations other than (i) the fixed and current assets, contracts, employment relations, liabilities and obligations transferred to the Company in connection with the Spin-off and (ii) the cash transferred to the Company in connection with the formation of the Company.
          3.3. Authorization of Transaction. Alnylam Europe has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Alnylam Europe of this Agreement and the consummation by Alnylam Europe of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Alnylam Europe. This Agreement has been duly and validly executed and delivered by Alnylam Europe and constitutes a valid and binding obligation of Alnylam Europe, enforceable against it in accordance with its terms.
          3.4. Noncontravention. Subject to compliance with the applicable requirements of the ARC, neither the execution and delivery by Alnylam Europe of this Agreement nor the consummation by Alnylam Europe of the Spin-off or the other transactions contemplated hereby, will (a) conflict with or violate any provision of the Satzung of Alnylam Europe or the Company, (b) require on the part of Alnylam Europe or the Company any notice to or filing with, or any permit, authorization, consent or approval of any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Alnylam Europe is a party or by which Alnylam Europe is bound or to which any of its assets are subject, (d) result in the imposition of any Security Interest upon any

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asset of Alnylam Europe or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alnylam Europe or any of its properties or assets.
          3.5. Alnylam Europe Subsidiaries. Alnylam Europe has no Subsidiary.
          3.6. Financial Statements. Alnylam Europe has provided to the Buyer the Financial Statements. The Financial Statements have been prepared in accordance with German Accounting Principles applied on a consistent basis throughout the periods covered thereby, fairly present, in all respects, the financial condition, results of operations and cash flows of Alnylam Europe as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Alnylam Europe; provided, however, that the Financial Statements are subject to normal recurring year-end adjustments (which will not, individually or in the aggregate, exceed EUR 10,000) and do not include footnotes.
          3.7. Absence of Certain Changes. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or would reasonably be expected to have an Alnylam Europe Material Adverse Effect, and (b) Alnylam Europe has not taken any of the actions set forth in paragraphs (a) through (m) of Section 5.3.
          3.8. Undisclosed Liabilities. Alnylam Europe does not have any liability (whether accrued, absolute, contingent, liquidated or unliquidated or otherwise) that in the aggregate exceeds EUR 25,000, except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business, (c) contractual liabilities under the contracts listed in the RNAi Contracts Schedule and (d) other liabilities incurred in the Ordinary Course of Business which are not required by German Accounting Principles to be reflected on a balance sheet and that do not in the aggregate exceed EUR 25,000.
          3.9. Brokers’ Fees. Alnylam Europe does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
          3.10. Tangible Personal Property. Alnylam Europe has good title to all of the tangible personal property reflected on the Most Recent Balance Sheet or acquired since the date of the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the Ordinary Course of Business) and has a valid leasehold interest in or a valid license or right to use all leased personal property used in Alnylam Europe’s business, in each case free and clear of all Security Interests, except for (a) Security Interests listed in Section 3.10 of the Disclosure Schedule, (b) liens for Taxes not yet due and payable, (c) in the case of leases, Security Interests created by the applicable lease documentation, (d) Security Interests mandatorily imposed under German law, and (e) Security Interests arising in the Ordinary Course of Business. Such items of tangible personal property, taken as a whole, are in good operating condition and repair (subject to normal wear and tear) and are suitable in all respects for the purposes for which they presently are used.
          3.11. Owned Real Property. Alnylam Europe does not own any real property.

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          3.12. Real Property Leases. Section 3.12 of the Disclosure Schedule lists all Leases to which Alnylam Europe is a party and lists the term of such Lease, any extension and expansion options, and the annual rent payable thereunder. Alnylam Europe has delivered to the Buyer complete and accurate copies of Alnylam Europe’s Leases. With respect to each such Lease:
          (a) such Lease is a valid and binding obligation of Alnylam Europe, and to the knowledge of Alnylam Europe, of each other party thereto;
          (b) neither Alnylam Europe nor, to the knowledge of Alnylam Europe, any other party to such Lease, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of Alnylam Europe, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Alnylam Europe or, to the knowledge of Alnylam Europe, any other party under such Lease;
          (c) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;
          (d) Alnylam Europe has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold to such Lease; and
          (e) Alnylam Europe is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such Lease which would reasonably be expected to impair the current uses or the occupancy by Alnylam Europe of the property subject thereto.
          3.13. Books and Records. The books of account and other financial records of Alnylam Europe accurately reflect in all respects the financial transactions of Alnylam Europe and have been maintained in accordance with German Accounting Principles. Section 3.13 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of Alnylam Europe and the names of persons having signature authority with respect thereto or access thereto.
          3.14. Contracts.
          (a) Section 3.14 of the Disclosure Schedule lists all of the following kinds of agreements (written or oral) to which Alnylam Europe is a party as of the date of this Agreement and under which Alnylam Europe has any remaining right or obligation:
                    (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of EUR 50,000 per annum;
                    (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which involves more

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than the sum of EUR 50,000, or (C) in which Alnylam Europe has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;
                    (iii) any agreement concerning the establishment or operation of a partnership (Personengesellschaft), joint venture or limited liability company;
                    (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than EUR 50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;
                    (v) any agreement for the disposition of any significant portion of the assets or business of Alnylam Europe (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (whether by merger, consolidation, stock purchase or asset purchase);
                    (vi) any agreement substantially restricting Alnylam Europe from engaging in any line of business or competing with any person in any geographical area, or from using or disclosing any information in its possession other than customary confidentiality and non-disclosure agreements entered into in the Ordinary Course of Business;
                    (vii) any employment or consulting agreement with any current member of the management board (Vorstand), key employee or consultant of Alnylam Europe;
                    (viii) any agreement involving (A) any current or former member of the Vorstand or the supervisory board (Aufsichtsrat) of Alnylam Europe or (B) the Stockholder;
                    (ix) any agreement which contains any provisions requiring Alnylam Europe to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and
                    (x) any other agreement (or group of related agreements) either involving more than EUR 50,000 or not entered into in the Ordinary Course of Business.
          (b) Alnylam Europe has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 3.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is a valid and binding obligation of Alnylam Europe, and to the knowledge of Alnylam Europe, of each other party thereto; and (ii) neither Alnylam Europe nor, to the knowledge of Alnylam Europe, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Alnylam Europe, is threatened, which, after the giving of

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notice, with lapse of time, or otherwise, would constitute a breach or default by Alnylam Europe or, to the knowledge of Alnylam Europe, any other party under such agreement.
          3.15. Powers of Attorney. With respect to Alnylam Europe, there is no (a) outstanding general power of attorney (Generalhandlungsvollmacht), (b) procuration officer (Prokuristen), or (c) person entitled to a commercial power of attorney.
          3.16. Insurance. Section 3.16 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Alnylam Europe is a party, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owing assets similar to those of Alnylam Europe. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, and Alnylam Europe is otherwise in compliance in all respects with the terms of such policies. Alnylam Europe has no knowledge of any threatened termination of, or premium increase with respect to, any such policy.
          3.17. Litigation. There is no Legal Proceeding which is pending or, to the knowledge of Alnylam Europe, threatened against Alnylam Europe. There are no judgments, orders, decrees or injunctions outstanding against Alnylam Europe.
          3.18. Employees.
          (a) Section 3.18(a)(1) of the Disclosure Schedule contains a list of all employees, consultants or independent contractors of Alnylam Europe as at the date hereof, including, without limitation, their names, job titles, dates of commencement of service and dates of birth. The same information is also provided for employees who are planning to be hired as at the date hereof. Section 3.18(a)(2) of the Disclosure Schedule describes the 2007 estimated aggregate annual compensation or other remuneration of each employee and the 2006 aggregate annual compensation or other remuneration of each employee. Alnylam Europe has not made or promised pay raises or any other additional remuneration to any of the employees, beyond what is set forth in Section 3.18(a)(3) of the Disclosure Schedule.
          (b) Section 3.18(b) of the Disclosure Schedule contains a list of all employees of Alnylam Europe who are on secondment, maternity leave, parental leave or absent on grounds of ill health or other leave of absence (other than normal holidays or absence of no more than two weeks due to illness). Alnylam Europe has not concluded any agreements on old-age part-time working (Altersteilzeit) with any of its employees.
          (c) Each current or past employee of Alnylam Europe has entered into a confidentiality/assignment of inventions agreement with Alnylam Europe, a copy or form of which has previously been delivered to the Buyer. Section 3.18(c) of the Disclosure Schedule contains a list of all employees of Alnylam Europe who are party to non-competition agreements with Alnylam Europe; copies of such agreements have previously been delivered to the Buyer.

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          (d) There are no agreements or unilateral promises between Alnylam Europe and any employee on any of the following items: rights and obligations in the event of a change-in-control, severance payments or other benefits in the event of a termination of employment, prohibition or prerequisites for dismissals for operational and/or other reasons. To the knowledge of Alnylam Europe, no employee has any plans to terminate employment with Alnylam Europe. There is no outstanding notice to and from any employee.
          (e) Save in respect of normal expense reimbursement to employees, there are no loan arrangements between Alnylam Europe and any of its employees.
          (f) Alnylam Europe is in compliance with all applicable employment laws and all applicable employment contracts and agreements with any of its employees or former employees and all consulting and other service contracts. To the extent due and owing, Alnylam Europe has discharged its obligations in full in relation to salary, wages, fees, commissions, bonuses, overtime pay, holiday pay, sick pay and all other benefits and emoluments relating to its employees and consultants. All social security contributions that Alnylam Europe is or was required by law to collect or to pay have been collected and paid to the proper authority. As at the date hereof no past or present employee or consultant has brought any claim which is still outstanding or has any right of action against Alnylam Europe including (i) in respect of any accident or injury which is not fully covered by insurance, (ii) for wrongful dismissal, breach of contract for services, (iii) for discrimination, harassment, or (iv) to reinstate or re-engage any former employee. To the knowledge of Alnylam Europe, no circumstances have arisen, or event or inaction has occurred which could reasonably be expected to give rise to any such claim. No consultant or independent contractor is entitled to claim to be an employee of Alnylam Europe.
          (g) Alnylam Europe is not a party to any collective bargaining agreement. To the knowledge of Alnylam Europe, no employee is member of a trade union and has claimed that Alnylam Europe is bound to or subject to application of any collective bargaining agreement. Alnylam Europe has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Alnylam Europe has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Alnylam Europe. Alnylam Europe does not have a works council and has no knowledge of any organizational effort made or threatened by employees to establish and elect a works council.
          3.19. Employee Benefits.
          (a) Section 3.19(a) of the Disclosure Schedule contains a complete and accurate list of all of the Alnylam Europe Plans. Complete and accurate copies of (i) all of the Alnylam Europe Plans which have been reduced to writing, (ii) written summaries of all unwritten Alnylam Europe Plans and (iii) all related trust agreements, insurance contracts and summary plan descriptions have been delivered to the Buyer.
          (b) Each Alnylam Europe Plan has been administered in all respects in accordance with its terms and Alnylam Europe has in all respects met its obligations with respect to each Alnylam Europe Plan and has made all required contributions thereto.

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Alnylam Europe and each Alnylam Europe Plan are in compliance in all respects with the currently applicable provisions of German law. No Alnylam Europe Plan has assets that include securities issued by Alnylam Europe.
          (c) There are no Legal Proceedings pending or, to the knowledge of Alnylam Europe, threatened against or involving any Alnylam Europe Plan or asserting any rights or claims to benefits under any Alnylam Europe Plan.
          (d) There are no obligations under any Alnylam Europe Plan or under any individual promise providing benefits after termination of employment to any employee or former employee of Alnylam Europe (or to any beneficiary of any such employee). The assets of each Alnylam Europe Plan which is funded are reported at their fair market value on the books and records of such Alnylam Europe Plan.
          (e) No act or omission has occurred and no condition exists with respect to any Alnylam Europe Plan that would subject Alnylam Europe to (i) any fine, penalty, tax or liability of any kind imposed under applicable law or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Alnylam Europe Plan.
          (f) Section 3.19(f) of the Disclosure Schedule sets forth the policy of Alnylam Europe with respect to accrued vacation, accrued sick time and earned time off (Überstunden) and the amount of such liabilities as of the Most Recent Balance Sheet Date.
          3.20. Environmental Matters
          (a) Alnylam Europe has complied with all applicable Environmental Laws. There is no pending or, to the knowledge of Alnylam Europe, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving Alnylam Europe, other than customary and routine inspections pursuant to German Law.
          (b) Alnylam Europe does not have any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.
          (c) Alnylam Europe is not a party to or bound by any court order, administrative order, consent order or other agreement between Alnylam Europe and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law, other than required by German Law or set out in the respective Permits.
          (d) Alnylam Europe has provided to the Buyer all documents that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by Alnylam Europe (whether conducted by or on behalf of Alnylam Europe or a third party and whether done at the initiative of Alnylam Europe or

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directed by a Governmental Entity or other third party) which Alnylam Europe has possession of or access to.
          (e) To Alnylam Europe’s knowledge, Alnylam Europe does not have any environmental liability for any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by Alnylam Europe.
          3.21. Legal Compliance. Alnylam Europe is currently conducting, and has during the past four (4) years conducted, its business in compliance with applicable law (including rules and regulations thereunder) of any Governmental Entity. Alnylam Europe has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.
          3.22. Commercial Relationships. No supplier, collaborator, licensor or licensee has cancelled or otherwise terminated its relationship with Alnylam Europe or has, since the Most Recent Balance Sheet Date, adversely altered its relationship with Alnylam Europe. To Alnylam Europe’s knowledge, no such entity has any plan or intention, and Alnylam Europe has not received any written threat or notice from any such entity, to terminate, cancel or otherwise materially and adversely modify its relationship with Alnylam Europe.
          3.23. Permits. Section 3.23 of the Disclosure Schedule sets forth a list of all Permits issued to or held by Alnylam Europe. Such listed Permits are the only Permits that are required for Alnylam Europe to conduct its business as presently conducted. Each such Permit is in full force and effect; Alnylam Europe is in compliance with the terms of each such Permit; and, to the knowledge of Alnylam Europe, no suspension or cancellation of such Permit is threatened in writing and there is no basis for believing that such Permit will not be renewable upon expiration. To the knowledge of Alnylam Europe, no event has occurred which, after notice or lapse of time or both would permit the revocation or termination of any such Permit.
          3.24. Certain Business Relationships With Affiliates. No Affiliate of Alnylam Europe (a) owns any property or right, tangible or intangible, which is used in the business of Alnylam Europe, (b) has made, or to the knowledge of Alnylam Europe, threatened any claim or commenced any cause of action against Alnylam Europe nor, to the knowledge of Alnylam Europe, does any set of facts that might reasonably be expected to form a basis for any such claim or cause of action exist, or (c) owes any money to, or is owed any money by, Alnylam Europe. Section 3.24 of the Disclosure Schedule describes any transactions or relationships between Alnylam Europe and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.
IV REPRESENTATIONS OF THE BUYER
             The Buyer represents and warrants to the Stockholder as follows:
          4.1. Organization, Qualification and Corporate Power. The Buyer is a German limited liability company (GmbH), validly existing under the laws of Germany and registered in the Commercial Register of the lower court in Freiburg i. Br. under docket No. HRB 700968. The Buyer has all requisite power and authority to carry on the businesses in which it is engaged

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and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Stockholder complete and accurate copies of its currently applicable Articles of Association (Satzung), and is not in default under or in violation of any provision of its Satzung.
          4.2. Authorization of Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary company action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.
          4.3. Noncontravention. Subject to compliance with the applicable requirements of the ARC, neither the execution and delivery by the Buyer of this Agreement, nor the consummation by the Buyer of the transactions contemplated hereby, will (a) conflict with or violate any provision of the articles of association (Satzung) of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of any Governmental Entity (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets are subject.
          4.4. Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
          4.5. Investment Representation. The Buyer is acquiring the Shares from the Stockholder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
V COVENANTS
          5.1. Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the transactions contemplated by this Agreement are satisfied.
          5.2. Governmental and Third-Party Notices and Consents.
          (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental

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Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.
          (b) Alnylam Europe shall give, at its expense, all notices to third parties as listed in the Disclosure Schedule and shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties.
          5.3. Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Alnylam Europe shall use its Reasonable Best Effort, and the Stockholder shall cause the Company to, conduct their operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use their Reasonable Best Efforts to preserve intact their current business organizations, keep their physical assets in good working condition, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with it to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, Alnylam Europe shall not, and the Stockholder shall cause the Company not to, and the Stockholder shall not without the written consent of the Buyer (not to be unreasonably withheld):
          (a) issue or sell any stock or other securities of the Company or any options, warrants or rights to acquire any such stock or other securities;
          (b) split, combine or reclassify any shares of its capital stock;
          (c) create, incur or assume any indebtedness (including obligations in respect of capital leases), with the exception of intercompany debt between Alnylam Europe and the Stockholder, which debt shall not be transferred to the Company in connection with the Spin-off; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;
          (d) enter into, adopt or amend any Employee Benefit Plan or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except pursuant to the terms of the retention plan set forth as Schedule 10.2 and to the extent listed in the Disclosure Schedule for any bonus already approved, in the case of Alnylam Europe, by the management board (Vorstand) or supervisory board (Aufsichtsrat), in the case of Company, by the Stockholder, or any existing payment obligations listed in Section 3.19 of the Disclosure Schedule) or hire any new officers or any new employees;
          (e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

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          (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest (except in the Ordinary Course of Business);
          (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;
          (h) amend its Satzung or other organizational documents;
          (i) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in German Accounting Principles, or make any new elections, or changes to any current elections, with respect to Taxes;
          (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 3.12 or Section 3.14 of the Disclosure Schedule;
          (k) institute or settle any Legal Proceeding, other than as necessary to avoid claims of the Company becoming time-barred or to immediately protect the interest of the Company;
          (l) propose a profit distribution in the Company’s shareholder meeting or vote in favor of a profit distribution in the Company’s shareholder meeting; or
          (m) agree in writing or otherwise to take any of the foregoing actions.
     Notwithstanding the foregoing, Alnylam Europe and the Company shall each be permitted to declare a dividend to the Stockholder, provided that as of the Closing Date the Company will have sufficient cash on hand to (i) satisfy its liabilities under each of the line items set forth on the pro forma balance sheet included in Section 3.2(d) of the Disclosure Schedule and to (ii) [**].
          5.4. Access to Information.
          (a) Alnylam Europe shall permit representatives of the Buyer to have access (at all reasonable times and upon reasonable advance notice, and in a manner so as not to interfere with the normal business operations of Alnylam Europe) to all premises, properties, financial, tax and accounting records (including the work papers of Alnylam Europe’s independent accountants), contracts, other records and documents, and personnel, of or pertaining to Alnylam Europe.
          (b) The Buyer, Alnylam Europe and the Stockholder (i) shall treat and hold as confidential any Confidential Information, (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated – prior to Closing - for any reason whatsoever, the Buyer shall return to Alnylam Europe all tangible embodiments (and all copies) thereof which are in its possession.

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          (c) In the course of the formation of the Company, Alnylam Europe and the Stockholder shall provide the Buyer with (i) the draft of the articles of association of the Company and (ii) the draft formation protocol (“Gründungsprotokoll”) of the Company and shall give the Buyer and its advisors an opportunity to comment thereon prior to the execution. The Stockholder and Alnylam Europe shall, upon the Buyer’s reasonable request, inform the Buyer on the progress of the formation of the Company and provide copies of supporting documentation.
          (d) In the course of the preparation of the Spin-off, the Stockholder and Alnylam Europe shall provide the Buyer with (i) a draft of the Spin-off agreement, (ii) the draft minutes of shareholder meetings of Alnylam Europe and the Company relating to the Spin-off and (iii) the draft applications for registration in the Commercial Register relating to the Spin-off and shall give the Buyer and its advisors an opportunity to comment thereon prior to the execution. The Stockholder and Alnylam Europe shall, upon the Buyer’s reasonable request, inform the Buyer on the progress of the Spin-off and provide copies of supporting documentation.
          5.5. Transfer of Business.
          (a) The Parties are in agreement that the Spin-off will constitute a transfer of business in the sense of Section 613a of the German Civil Code (Bürgerliches Gesetzbuch) with the effect that the employment relationships of the employees listed in Schedule F (for the avoidance of doubt, excluding the management board members Dr. Andreas Bossko, Dr. Roland Kreutzer and Dr. Hans-Peter Vornlocher) will automatically be transferred from Alnylam Europe to the Company by operation of law, provided however, that each employee has the right to object to such transfer. The terms and conditions of employment will not be changed due to or in connection with the transfer.
          (b) Promptly after signing of this Agreement but in any event before the Spin-off is registered in the Commercial Register of Alnylam Europe, Alnylam Europe will inform each employee on the transfer of his/her employment relationship in writing in accordance with Section 613a paragraph 5 of the German Civil Code (“Information Letters”). The Information Letters shall as well contain the information that the shares in the Company will be transferred to the Buyer on the Closing Date. Upon request, the Buyer shall provide Alnylam Europe with correct and comprehensive information about measures or proposals which the Buyer intends to implement in relation to the employees. The Information Letters must not be distributed to the employees, unless the Buyer has received a sample and has declared its consent with it. The Stockholder and Alnylam Europe will promptly inform the Buyer if an employee should object to the transfer of his/her employment relationship, stating the name and position of the employee.
          (c) If Alnylam Europe fails to comply with its information obligations under Section 613a paragraph 5 of the German Civil Code and an employee objects to a transfer of his/her employment relationship from Alnylam Europe to the Company more than 1 month after the Information Letter was distributed to this employee, the Stockholder and Alnylam Europe agree to pay to the Buyer [**] of the respective employee. Such claims for compensation shall (a) survive the Closing and shall (b) not expire before [**].

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VI CONDITIONS TO OBLIGATIONS OF THE BUYER
               The obligation of the Buyer to pay the Purchase Price in accordance with Section 1.6 is subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:
          6.1. Expiration of ARC Waiting Period. Issuance of a merger clearance notice by the German Federal Cartel Office (Bundeskartellamt) or lapse or termination of all applicable waiting periods (and any extensions thereof) under the ARC.
          6.2. Consent of Lenders, Lessors and Other Third Parties. Alnylam Europe shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Schedule 6.2 which are required on the part of the Stockholder, the Company or Alnylam Europe.
          6.3. Continued Truth of Representations and Warranties.
          (a) The representations and warranties of Alnylam Europe and the Stockholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date.
          (b) After the Spin-off has been registered in the Commercial Register of Alnylam Europe, the representations and warranties of Alnylam Europe and the Stockholder set forth in Sections 3.1(b), 3.2, 3.5, 3.7, 3.8 up to 3.24 shall be true and correct in all material respects as of the Closing Date also with respect to the Company as of the Closing Date, by taking into account the fact that the Spin-off shall have occurred and the Company shall not have the Excluded Assets and Liabilities.
          6.4. Compliance with Covenants and Obligations. Alnylam Europe and the Stockholder shall have performed or complied with, in all material respects, their respective agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date.
          6.5. Adverse Proceedings. No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) have, individually or in the aggregate, an Alnylam Europe Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect.
          6.6. Resignations. The Buyer shall have received copies of the resignations, effective as of the Closing, of Andreas Bossko, Dr. Roland Kreutzer and Dr. Hans-Peter Vornlocher as management board members of Alnylam Europe (other than any such resignations which the Buyer designates, by written notice to the Stockholder, as unnecessary);

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          6.7. Transfer of RNAi Business. The RNAi Business, except the Excluded Assets and Liabilities, has been effectively transferred, through the Spin-off, to the Company,
          6.8. Certificates and Documents. The Stockholder shall have delivered to the Buyer:
          (a) a certificate of the management board (Vorstand) of Alnylam Europe, dated as of the Closing Date, certifying as to the fulfillment of each of the conditions specified in Sections 6.3 through 6.5 (insofar as Section 6.5 relates to Legal Proceedings involving Alnylam Europe) in all respects;
          (b) a certificate of a German notary public, dated as of the Closing Date, certifying a true copy of the Company’s registration to the Commercial Register (Handelsregisterauszug) and the Satzung of the Company from the Commercial Register;
          (c) a certificate of the management board (Vorstand) of Alnylam Europe, dated as of the Closing Date, certifying that the RNAi Business, except the Excluded Assets and Liabilities, has been transferred through the Spin-off to the Company;
          (d) a certified (notariell beglaubigt) copy of the Spin-off agreement and a certificate of a German notary public, dated as of the Closing Date, certifying a true copy of the registration of the Spin-off in the Commercial Register of Alnylam Europe and the Company.
          6.9. Equity Purchase Agreement. The Stockholder shall have executed and delivered the Equity Purchase Agreement.
          6.10. License and Collaboration Agreement. The Stockholder shall (i) have executed and delivered the License and Collaboration Agreement and (ii) as of the Closing Date, there are no reasons why the transactions contemplated under the License and Collaboration Agreement shall not become effective.
          6.11. Transition Services Agreement. The Stockholder shall have executed and delivered the Transition Services Agreement .
VII CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDER
          The obligation of the Stockholder to execute and deliver the Closing Confirmation in accordance with Section 1.6. is subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Stockholder:
          7.1. Expiration of ARC Waiting Period. Issuance of a merger clearance notice by the German Federal Cartel Office (Bundeskartellamt) or lapse or termination of all applicable waiting periods (and any extensions thereof) under the ARC.

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          7.2. Effectiveness of Registrations, Filings and Notices. The Buyer shall have effected all of the registrations, filings and notices referred to in Section 5.2 which are required on the part of the Buyer.
          7.3. Continued Truth of Representations and Warranties of the Buyer. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date.
          7.4. Compliance with Covenants and Obligations. The Buyer shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date.
          7.5. Adverse Proceedings. No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (c) have, individually or in the aggregate, a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect.
          7.6. Buyer Certificate. The Buyer shall have delivered to the Stockholder the Buyer Certificate.
          7.7. Equity Purchase Agreement. The Buyer shall have executed and delivered the Equity Purchase Agreement.
          7.8. License and Collaboration Agreement. The Buyer shall (i) have executed and delivered the License and Collaboration Agreement and (ii) as of the Closing Date, there are no reasons why the transactions contemplated under the License and Collaboration Agreement shall not become effective.
          7.9. Transition Services Agreement. The Buyer shall have executed and delivered the Transition Services Agreement.
          7.10. Resignations. The Stockholder shall have received copies of the resignations, effective as of the Closing, of Andreas Bossko, Dr. Roland Kreutzer and Dr. Hans-Peter Vornlocher as management board members of Alnylam Europe (other than any such resignations which the Stockholder designates, by written notice to the Stockholder, as unnecessary).
VIII INDEMNIFICATION
          8.1. Indemnification by the Stockholder. The Stockholder shall pay to the Buyer monetary damages (Schadensersatz in Geld) in accordance with Sections 249 et seq. German Civil Code (BGB), in each case in respect of any and all Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

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          (a) any breach of any representation or warranty of Alnylam Europe or the Stockholder contained in this Agreement or any other agreement or certificate or document furnished by the Stockholder to the Buyer pursuant to Section 6.8 of this Agreement (for the avoidance of doubt, any false or untrue statements in a certificate or document furnished pursuant to Section 6.8 would constitute a breach in the sense of this Section 8.1.(a)); or
          (b) any failure to perform any covenant (verschuldensunabhängig) or agreement of Alnylam Europe or the Stockholder contained in this Agreement.
          8.2. Indemnification by the Buyer. The Buyer shall pay to the Stockholder, monetary damages (Schadensersatz in Geld) in accordance with Sections 249 et seq. German Civil Code (BGB), in each case in respect of any and all Damages incurred or suffered by the Stockholder resulting from, relating to or constituting:
          (a) any breach of any representation or warranty of the Buyer contained in this Agreement or the Buyer Certificate; or
          (b) any failure to perform any covenant (verschuldensunabhängig) or agreement of the Buyer contained in this Agreement.
          8.3. Indemnification Claims.
          (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within twenty (20) days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VIII and (ii) the Indemnifying Party may not assume control of the defense of any Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may

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have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 8.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.
          (b) In order to seek indemnification under this Article VIII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.
          (c) Within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer); or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.
          8.4. Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 8.1(a) and Section 8.2(a) shall (a) survive the Closing and (b) shall expire on the date eighteen (18) months following the Closing Date, except that the representations and warranties set forth in Article II and Sections 3.1, 3.2, 3.3, 4.1 and 4.2 shall survive the Closing without limitation. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

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The rights to indemnification set forth in this Article VIII shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.
          8.5. Limitations.
          (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Stockholder for Damages under Section 8.1(a) shall not exceed USD $3,000,000, and (ii) the Stockholder shall not be liable for Damages under Section 8.1(a) unless and until the aggregate Damages exceed EUR150,000 (at which point the Stockholder shall be liable for all Damages, and not just amounts in excess of EUR 150,000); provided that the limitation set forth in this sentence shall not apply to a claim pursuant to Section 8.1(a) relating to a breach of the representations and warranties set forth in Article II or Sections 3.1, 3.2 or 3.3. For the avoidance of doubt, claims pursuant to Section 8.1(b) relating to a breach of covenants set forth in Article V, claims pursuant to Section 10.4(a) and (c) and claims pursuant to Article IX shall not be subject to the limitations set forth in this Section 8.5(a).
          (b) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Buyer for Damages under Section 8.2(a) shall not exceed USD $3,000,000, and (ii) the Buyer shall not be liable for Damages under Section 8.2(a) unless and until the aggregate Damages exceed EUR 150,000 (at which point the Buyer shall be liable for all Damages, and not just amounts in excess of EUR 150,000); provided that the limitation set forth in this sentence shall not apply to a claim pursuant to Section 8.2(a) relating to a breach of the representations and warranties set forth in Sections 4.1 or 4.2. For the avoidance of doubt, claims pursuant to Section 8.2(b) relating to a breach of covenants set forth in Article V and claims pursuant to Section 10.4(a) shall not be subject to the limitations set forth in this Section 8.5(b).
          (c) Except with respect to claims based on willful misconduct (vorsätzliches Handeln) and Article IX, after the Closing, the rights of the Indemnified Parties under this Article VIII shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. For indemnity claims of the Buyer under this Agreement, the Buyer shall seek satisfaction out of the Escrow Amount in the first instance.
          (d) The amount of Damages recoverable by an Indemnified Party under this Article VIII with respect to an indemnity claim shall be reduced by any proceeds received by such Indemnified Party or an Affiliate, with respect to the Damages to which such indemnity claim relates, from an insurance carrier.

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          (e) The application of sec. 442 BGB is excluded. No indemnity claim under this Article VIII shall be based on any matter if and to the extent disclosed to the Buyer in the Disclosure Schedule and if and to the extent the Buyer has actual knowledge (positive Kenntnis) of the substantial facts underlying a breach of the representations and warranties or covenants and agreements of the Stockholder or Alnylam Europe contained herein, whereby the burden of proof (Beweislast) for the actual knowledge of the Buyer shall be upon Alnylam Europe and the Stockholder.
IX TAX MATTERS
          9.1. Subject to the provisions of this Article IX, the Buyer and the Company shall be indemnified and held harmless (freigestellt) by the Stockholder, from and against any Taxes imposed on the Buyer, the Company or any Affiliate thereof and relating to (i) the Company for accounting periods ending on or before the Closing Date and the current accounting period until and including the Closing Date or (ii) Alnylam Europe (in particular, if the Company is held liable based on secondary liability), as well as (iii) any Taxes imposed on the Spin-off, in each case irrespective of when the Taxes are assessed or due, by paying an amount equal to the Taxes to the Buyer or, at the Buyer’s election, to the Company, which payment shall be considered as an adjustment of the Purchase Price. Any payment obligation pursuant to this Section 9.1 shall become due five business days before the Buyer or Company have to pay the respective Taxes. For the calculation of the Taxes relating to clause (i) of the first sentence of this Section 9.1, with respect to the current accounting period, the Taxes caused by the normal course of business for the entire current accounting period shall be allocated between the current accounting period until and including the Closing Date and the current accounting periods after the Closing Date in the same proportion as the profit distribution with regard to the current accounting periods is allocated and the Taxes not caused by the normal course of business shall be allocated to the part of the current accounting period in which these Taxes were caused. It is the understanding of the Parties that Taxes relating to Alnylam Europe and the Spin-off are solely within the responsibility of Alnylam Europe and the Stockholder.
          9.2. The Buyer shall procure that the Tax Returns (Steuererklärungen) of the Company, including any amendments thereto, for any period up to or including the Closing Date will be duly prepared and filed by the Company. The Buyer shall procure that at least two (2) weeks prior to the filing and to the extent requested by Stockholder, Stockholder is provided with (i) drafts thereof and (ii) all relevant documents and other information, which are reasonably requested by the Stockholder to permit the Stockholder to review and comment on such drafts. The Buyer shall procure that the Tax Returns filed by the Company will include all modifications reasonably requested by Stockholder in writing within ten (10) days after Stockholder has been provided with the draft Tax Returns and the documents and other information requested for review, if the modifications are in accordance with applicable law, with the accounting principles applied by Alnylam Europe in the past and with past practice and do not have a material adverse effect on the tax position of the Company or the Buyer with regard to any period after the Closing Date.
          9.3. The Buyer shall ensure that Stockholder is informed in a timely manner of all tax assessments (Steuerbescheide) and announcements of tax audits (Betriebsprüfungen) which may give rise to a claim of the Buyer under Section 9.1. The Buyer shall procure that

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Stockholder is provided with all relevant documents and other information reasonably requested by Stockholder to evaluate the tax assessments or tax audits and the potential liability of Stockholder in connection therewith. If and to the extent that tax audits of the Company relate to Taxes for which Stockholder may be liable under Section 9.1, Stockholder shall at its request be given the opportunity to instruct, at its own expense, its own counsel, accountants or auditors in relation to such tax audits which may participate in meetings of the Company with tax authorities in relation to such tax audits.
          9.4. The Buyer shall take, and shall ensure that the Company takes, at the Stockholder’s expense such action as Stockholder may reasonably require by written notice to the Buyer to avoid, dispute, resist, appeal or otherwise defend against any claim for Taxes for which Stockholder may be liable under Section 9.1, if such action is in accordance with applicable law, with the accounting principles applied by Alnylam Europe in the past and with past practice and does not have a material adverse effect on the tax position of the Company or the Buyer. The Buyer shall procure that any such defense could be closely monitored by Stockholder and that Stockholder will be provided with all relevant documents, other information and assistance reasonably requested by Stockholder for the defense. Buyer shall keep the Stockholder informed to a reasonable extent of the status of the defense. The Stockholder shall be given the opportunity to participate in the defense at its own expense with its own counsel. No concession shall be made by the Buyer or the Company, and no claim for Taxes shall be acknowledged or settled, without the prior written consent of Stockholder, which consent shall not be unreasonably withheld or delayed.
          9.5. The Buyer shall not have a claim under Section 9.1 if and to the extent the Stockholder proves that:
          (a) the Taxes are attributable to periods ending on or before the Closing Date resulting from any voluntary change in the accounting and taxation principles or practices of the Company (including methods of submitting taxation returns) introduced after the Closing Date, except if required by mandatory law;
          (b) the Taxes are attributable to periods ending on or before the Closing Date and are triggered by corporate measures taken by the Buyer or the Company after the Closing Date, unless such Taxes relate to the Spin-off;
          (c) the Taxes have specifically been taken into account in the pro-forma-balance sheet included in Section 3.2 (d) of the Disclosure Schedule as a liability (Verbindlichkeit) under the line item “Other current liabilities”;
          (d) the Buyer has failed to comply with its obligations under Sections 9.2 through 9.4 and such failure has increased Taxes for which Stockholder would be liable under Section 9.1 but for this Section 9.5 (d); or
          (e) the Company is, as the result of an adjustment or payment giving rise to the Taxes for which indemnification is sought, entitled to any benefits by refund, set-off or a reduction of Taxes (the “Tax Benefit”) in the five periods after the Closing Date (e.g. in the case of a lengthening of amortization or depreciation periods or higher depreciation

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allowances), provided that such Tax Benefit is discounted at 6% p.a. For the avoidance of doubt, it is stipulated that the Tax Benefits in relation to the step-up of the tax base in the assets of the Company as a result of the Spin-off, if any, do not limit any indemnification claim under Section 9.1.
          9.6. Sections 8.3(b), 8.3(c) and 8.5(e) shall apply accordingly to claims under this Article IX (for the avoidance of doubt, all other subsections of Article VIII do not apply to claims under this Article IX) .
          9.7. Any claims of the Buyer arising under this Article IX shall be time barred for each Tax, or Damage relating thereto, six (6) months after the date of the last assessment concerning the respective Tax becoming binding and no longer being subject to changes.
X POST-CLOSING AGREEMENTS
             The Stockholder agrees that from and after the Closing Date:
          10.1. No Solicitation or Hiring of Former Employees. Except as provided by law, for a period commencing on the Closing Date and ending on [**]:
          (a) Neither the Stockholder nor any Affiliate thereof shall solicit any person who was an employee of Alnylam Europe on the date hereof or on the Closing Date to terminate his employment with the Buyer (or the Company, as the case may be) or to become an employee of the Stockholder or any Affiliate of the Stockholder; provided, however, that this provision shall not apply to (x) [**] or [**] or (y) any general solicitation or advertisement that is not directed at such persons, or any hiring that results therefrom.
          (b) Neither the Buyer nor any Affiliate thereof shall solicit any employee of the Stockholder or any of its subsidiaries to terminate his employment with the Stockholder (or any subsidiary of the Stockholder, as the case may be) or to become an employee of the Buyer or any Affiliate of the Buyer (including the Company); provided, however, that this provision shall not apply to any general solicitation or advertisement that is not directed at such persons, or any hiring that results therefrom.
          10.2. Company Employee Retention. The Buyer shall cause the Company to implement the retention plan set forth on Schedule 10.2 hereto. The Stockholder accepts the obligations of “Alnylam” as set forth on Schedule 10.2 hereto.
          10.3. Maintenance of Kulmbach Operations
          (a) For a period commencing on the Closing Date and ending on [**] the Buyer shall (a) maintain the Company as an operating company in Kulmbach, Germany with at least a number of employees collectively equal to [**] FTEs (such number may include the management of the Company and incoming employees who have signed their employment contracts with the Company but have not yet commenced their employment) having their legal and habitual residence in Germany and working at least [**]% of their working time in Germany, (b) ensure that at least [**] of such FTEs are scientists [**] and a

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further [**] of these FTEs are [**], (c) not take any action that would result in operational layoffs (betriebsbedingte Kündigungen). For a period commencing on the Closing Date and ending on the [**] of the Closing Date the Buyer shall not take any action that would result in layoffs (Kündigungen), other than extraordinary layoffs (außerordentliche Kündigungen).
          10.4. Indemnification.
          (a) The Stockholder shall for a period of five years and three months as of the date the Spin-off is deemed to be officially announced pursuant to Section 19 para (3) German Act on Company Reorganizations (Umwandlungsgesetz – UmwG) indemnify (freistellen) and hold harmless (schadlos halten) the Company from and against any of those (potential) claims made by third parties against the Company to the extent those claims are not related to the RNAi Business, including in particular any (potential) claims made by third parties against the Company as joint and several obligor under Section 133 UmwG to the extent such claims are not related to the RNAi Business.
          (b) The Buyer shall for a period of five years and three months as of the date the Spin-off is deemed to be officially announced pursuant to Section 19 para (3) German Act on Company Reorganizations (Umwandlungsgesetz – UmwG) indemnify (freistellen) and hold harmless (schadlos halten) Alnylam Europe from and against any of those (potential) claims made by third parties against Alnylam Europe to the extent those claims are related to the RNAi Business, including in particular any (potential) claims made by third parties against Alnylam Europe as joint and several obligor under Section 133 UmwG to the extent such claims are related to the RNAi Business.
          (c) The Stockholder shall indemnify (freistellen) and hold harmless (schadlos halten) the Company from and against any (potential) claims (irrespective of (i) whether of contractual or statutory nature and (ii) whether the remuneration shall compensate uses of the invention or technical improvement made prior to or after the Closing Date) made by current or former employees or managing directors of the Company and Alnylam Europe based on or relating to inventions and/or suggestions for technical improvements (technische Verbesserungsvorschläge) of such current or former employees or managing directors which were made up to and including the Closing Date, in particular but not limited to, claims for employee inventor’s remuneration.
XI TERMINATION OF AGREEMENT
          11.1. Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., German time, on December 15, 2007, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Buyer and the Stockholder.
          11.2. Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto. In the event of such termination by agreement, the Buyer shall have no further obligation or liability to the Stockholder or the Company under this Agreement, and the Stockholder shall have no further obligation or liability to the Buyer under this Agreement.

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          11.3. Termination by Reason of Breach.
          (a) This Agreement may be terminated by the Stockholder by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Sections 7.3 and 7.4 not to be satisfied and (ii) is not cured within 20 days following delivery by the Stockholder to the Buyer of written notice of such breach.
          (b) This Agreement may be terminated by the Buyer by giving written notice to the Stockholder and the Company in the event that the Stockholder or the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in Sections 6.3 and 6.4 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer of written notice of such breach.
          11.4. Effect of Termination. If any Party terminates this Agreement pursuant to this Article 10, all obligations of the Parties hereunder, except the obligations of the Parties set forth in Section 13.1., 13.2., 13.6 and 13.9, shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement).
XII DEFINITIONS
     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.
“Affiliate” shall mean any affiliate, within the meaning of Sections 15 et seq. of the German Stock Corporation Act (Aktiengesetz — AktG). For purposes of this Agreement, [**], each shall not be deemed an “Affiliate” of Buyer.
“Agreed Amount” shall mean part, but not all, of the Claimed Amount.
“Alnylam Europe” shall have the meaning set forth in the first paragraph of this Agreement.
“Alnylam Europe Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, financial condition, or results of operations of Alnylam Europe, other than changes, events, circumstances or developments (i) that are the result of factors generally affecting the economy as a whole or the industry or specific markets in which Alnylam Europe competes or (ii) that are attributable to the announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Alnylam Europe Material Adverse Effect.

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“Alnylam Europe Plan” shall mean any Employee Benefit Plan maintained, or contributed to, by Alnylam Europe.
“ARC” shall mean the German Act against Restrictions of Competition of 1958 (Gesetz gegen Wettbewerbsbeschränkungen), as amended.
“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.
“Buyer Certificate” shall mean a certificate to the effect that each of the conditions specified in Sections 7.2 through 7.5 (insofar as Section 7.5 relates to Legal Proceedings involving the Buyer) is satisfied in all respects.
“Buyer Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, financial condition, or results of operations of the Buyer, other than changes, events, circumstances or developments (i) that are the result of factors generally affecting the economy as a whole or the industry or specific markets in which the Buyer competes or (ii) that are attributable to the announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.
“Claim Notice” shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VIII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.
“Claimed Amount” shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.
“Closing” shall mean the closing of the transactions contemplated by this Agreement.
“Closing Confirmation” shall mean a written document to be executed by the Stockholder substantially in the form of the draft attached as Exhibit A confirming that all conditions precedent set forth in Article VII have been fulfilled or waived.
“Closing Date” shall mean the date two (2) banking days in Frankfurt am Main after the satisfaction or waiver of all of the conditions set forth in Article VI and VII (for the purpose of determing the Closing Date, excluding the satisfaction or waiver of the conditions in Sections 6.3 to 6.6, 6.8 to 6.12 and 7.3 to 7.10), but not earlier than one month and one day after Alnylam Europe has informed the employees on the transfer of business in accordance with Section 5.5 (b) or such other date as may be mutually agreeable to the Parties.

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“Company” shall mean Blitz 07-335 GmbH, a German limited liability company (GmbH), founded on July 3, 2007 (UR. Nr. 4903/2007 of the notary Dr. Bernhard Schaub in Munich) and a wholly owned Subsidiary of the Stockholder which the Stockholder shall use best efforts to rename as instructed by the Buyer prior to the Closing Date.
“Confidential Information” shall mean any confidential or proprietary information of Alnylam Europe that is furnished in writing to the Buyer by Alnylam Europe in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer, (C) which the Buyer knew or to which the Buyer had access prior to disclosure or (D) which the Buyer rightfully obtains from a source other than Alnylam Europe.
“Controlling Party” shall mean the party controlling the defense of any Third Party Action.
“Damages” shall mean any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).
“Disclosure Schedule” shall mean the disclosure schedule provided by Alnylam Europe and the Stockholder to the Buyer on the date hereof.
“Employee Benefit Plan” shall mean any plan, agreement or arrangement involving direct or indirect compensation, including pensions, to employees or former employees of Alnylam Europe, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, including pensions. For the avoidance of doubt, employer’s contributions to the statutory social security system (gesetzliche Renten-, Kranken-, Pflege-, Arbeitslosen- und Unfallversicherung), as provided for by mandatory law, shall not be considered to be an Employee Benefit Plan in the sense of this Agreement.
“Environmental Law” shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of

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Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons.
“Equity Purchase Agreement” shall mean the Common Stock Purchase Agreement dated the date hereof by and between the Stockholder and Roche Finance Ltd, a Swiss corporation.
“Escrow Account” shall mean a bank account into which the Escrow Amount shall be deposited with the Escrow Agent.
“Escrow Agent” shall mean the escrow agent to be agreed upon between the Buyer and the Stockholder.
“Escrow Agreement” shall mean the Escrow Agreement substantially in the form attached hereto as Exhibit B.
“Escrow Amount” shall have the meaning set forth in Section 1.6(b).
“Excluded Assets and Liabilities” shall mean those assets and liabilities set forth on Schedule A.
“Expected Claim Notice” shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VIII.
“Final Claims” shall have the meaning as set forth in Section 1.9.
“Financial Statements” shall mean:
     (a) the unaudited balance sheets and statements of income, changes in stockholders’ equity and cash flows of Alnylam Europe as of the end of and for each of the last three fiscal years, and
     (b) the Most Recent Balance Sheet and the unaudited statements of income, changes in stockholders’ equity and cash flows for the four months ended as of the Most Recent Balance Sheet Date.
“FTE” shall mean full-time equivalent employees of the Company.

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“German Accounting Principles” shall mean the German commercial code (HGB) and principles of regular record keeping (Grundsätze ordnungsmäßiger Buchführung or GoB).
“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.
“Indemnified Party” shall mean a party entitled, or seeking to assert rights, to indemnification under Article VIII.
“Indemnifying Party” shall mean the party from whom indemnification is sought by the Indemnified Party.
“Initial Cash Payment Amount” shall have the meaning set forth in Section 1.6 (a)
“Information Letters” shall have the meaning as set forth in Section 5.5 (b).
“Lease” shall mean any lease or sublease pursuant to which Alnylam Europe leases or subleases from another party any real property.
“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.
“License and Collaboration Agreement” shall mean the License and Collaboration Agreement dated the date hereof by and among F. Hoffmann-La Roche Ltd, a Swiss Corporation, Hoffmann-La Roche Inc., a New Jersey corporation, and the Stockholder and Alnylam Europe.
“Materials of Environmental Concern” shall mean any: pollutants, contaminants or hazardous substances, pesticides, hazardous wastes, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.
“Most Recent Balance Sheet” shall mean the unaudited consolidated balance sheet of Alnylam Europe as of the Most Recent Balance Sheet Date.
“Most Recent Balance Sheet Date” shall mean May 31, 2007.
“Non-controlling Party” shall mean the party not controlling the defense of any Third Party Action.
“Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice.
“Parties” shall mean the Buyer, the Stockholder and Alnylam Europe.

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“Permits” shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).
“Purchase Price” shall mean the purchase price to be paid by the Buyer for the Shares at the Closing, as set forth in Section 1.6.
“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.
“Response” shall mean a written response containing the information provided for in Section 8.3(c).
“RNAi Business” shall have the meaning set forth in the definition of “Spin-off” in Article XII of this Agreement.
“RNAi Contracts” shall have the meaning set forth in the definition of “Spin-off” in Article XII of this Agreement.
“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of Alnylam Europe and not material to Alnylam Europe.
“Shares” shall mean all of the shares (Geschäftsanteile) in the Company.
“Spin-off” shall mean a spin-off (Spaltung) according to Section 123 para 2 No. 1 German Act on Company Reorganizations (Umwandlungsgesetz) with reference date (Spaltungsstichtag) January 1, 2007, 0:00 a.m. German Time under which (a) the RNAi business of Alnylam Europe, comprising (bestehend aus):
(i)	the fixed assets, as set out in Schedule B,

(ii)	the current assets and current liabilities as set forth in the pro forma balance sheet included in Section 3.2(d) of the Disclosure Schedule,

(iii)	the contracts, as set out in Schedule D (the “RNAi Contracts”), and

(iv)	the employment relations, as set out in Schedule F (the individuals under such employment relations, the “Transferring Individuals”)
(such Schedules to be updated and attached as Schedules to the Spin-Off agreement to be concluded between Alnylam Europe and the Company) (collectively, the “RNAi Business”) shall transfer to the Company and (b) the Company shall assume the liabilities set forth on the pro forma balance sheet included in Section 3.2(d) of the Disclosure

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Schedule. For the avoidance of doubt, the RNAi Business shall not comprise the Excluded Assets and Liabilities.
“Stock Options” shall mean any stock options granted and outstanding to purchase             shares in the Company.
“Stock Plans” shall mean the plans or other arrangements under which the Stock Options were granted.
“Stockholder” shall have the meaning set forth in the first paragraph of this Agreement.
“Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which a Party (or a Subsidiary of a Party) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.
“Tax Benefit” shall have the meaning as set forth in Section 9.5.
“Taxes” shall mean all taxes according to Art. 3 German General Fiscal code or comparable provisions in other jurisdictions, charges, fees, public levies of any kind or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, any demand for taxes because of secondary liability (Haftung) for any other person or legal entity, and other taxes imposed by any state, local or foreign government, or any agency thereof, or other political subdivision of any such government, any indemnification payment for taxes payable by any share or asset sales agreement and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.
“Tax Returns” shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.
“Transferring Individuals” shall have the meaning set forth in the definition of “Spin-off” in Article XI of this Agreement.
“Transition Services Agreement” shall mean the Transition Services Agreement in the form attached hereto as Exhibit C.
“Third Party Action” shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VIII.

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“Warrants” shall mean any warrants or other outstanding rights (other than Stock Options) to purchase shares in the Company.
XIII MISCELLANEOUS
          13.1. Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).
          13.2. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, registered mail with return receipt (Einschreiben mit Rückschein), or recognized overnight courier addressed as follows or to such other address of which the parties may have given notice:

To the Buyer:	Roche Beteiligungs GmbH
Emil-Barell-Straße 1
D-79639 Grenzach-Wyhlen
Fax: +49-7624-5564
Attention: Legal Department

With a copy to:	Gleiss Lutz
Maybachstraße 6
70469 Stuttgart, Germany
Tel: +49-711-8997-181
Fax: +49-711-855096
Attention: Dr. Michael Arnold, Dr. Felix Born

To the Stockholder or	Alnylam Pharmaceuticals
Alnylam Europe:	300 Third Street
Cambridge, MA 02142
Attention: VP Legal
Fax: +1-617-555-8101

With a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Tel: +1-617-526-6000
Fax: +1-617-526-5000
Attention: Steven D. Singer, Esq.

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And a copy to:	MLawGroup
Maximilianstr. 31
80539 Munich, Germany
Tel: +49-89-24 213 0
Fax: +49-89-24 213 213
Attention: Rainer Kreifels, Esq.
Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three (3) business days after being sent, if sent by registered mail with return receipt.
          13.3. Entire Agreement; Amendments; Attachments. This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the Parties pursuant hereto represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such Parties. Subject to notarization requirements under German law, the Buyer and the Stockholder may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Stockholder. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.
          13.4. Severability. In the event any provision of this Agreement is for any reason held to be or become invalid or unenforceable, the validity of the remaining provisions of this Agreement shall not be affected or impaired thereby. Instead of the invalid or unenforceable provision hereof, such valid and enforceable provision shall be deemed to be agreed upon that most closely corresponds to intended economic purpose of the invalid or unenforceable provision. The same shall apply to any supplementary interpretation of any of the terms of this Agreement.
          13.5. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions of Article VIII concerning indemnification and (b) the provisions of Section 9.4 concerning indemnification are intended for the benefit of the individuals specified therein.
          13.6. Governing Law, Arbitration. This Agreement shall be governed by and construed under the laws of the Federal Republic of Germany (without regard to the conflict of law principles thereof). The application of the United Nations Convention on the International Sale of Goods hereby is expressly excluded. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said rules. Any arbitration proceedings shall be conducted in the English language. Place of any arbitration proceedings shall be Munich, Germany.

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          13.7. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.
          13.8. German Terms. The terms printed in italics constitute German legal terms describing the meaning of the terms in the English language they refer to, and shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.
          13.9. Costs. Each Party shall bear the costs (including legal and accounting fees and expenses) incurred by such Party in connection with preparation and negotiation of this Agreement and in connection with the transactions contemplated hereby, provided that the Buyer shall bear the costs for the notarization of this Agreement.

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The notary advises the person appeared that
-	the Seller together with the Purchaser remains liable for the full payment of the shares, if the shares have not yet been fully paid up,

-	there is no means available to ascertain whether the Seller is indeed the legal owner of the shares sold and that there is no bona fide acquisition of shares under German law,

-	The sale of a share can be subject to the real estate transfer tax, if the company owns real estate. The notary as well as the parties have to inform the competent tax office pursuant to § 18 GrEStG.

-	The managing directors of the sold company have to file in due course a new list of shareholders to the trade register although the notary will inform the trade register as well pursuant § 40 GmbHG.

-	the notary will inform the competent tax office pursuant to § 54 EStDV.

-	the notary will inform the Company pursuant to § 16 GmbHG.
Annexes containing balances, inventories, lists or plans in accordance to § 14 of the German Notarisation Act (Beurkundungsgesetz – “BeurkG”) were shown to the appeared persons, who waived their right to have them read aloud and acknowledged that the content of these pages was known to them, and signed by them on each page.

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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.
          READ OUT ALOUD, with Schedules and Exhibits, to the individuals appearing, by the notary, approved by the individuals appearing and signed, by the individuals appearing and the notary as follows:

BUYER: ROCHE BETEILIGUNGS GMBH
By:	/s/ illegible
Title: Proxy

ALNYLAM EUROPE: ALNYLAM EUROPE AG
By:	/s/ illegible
Title Proxy

STOCKHOLDER: ALNYLAM PHARMACEUTICALS, INC.
By:	/s/ Rainer Kreifels
Title: Proxy

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Exhibits

A	-	Closing Confirmation
B	-	Escrow Agreement
C	-	Transition Services Agreement

Schedules
Disclosure Schedule
6.2	-	Third Party Notices and Consents
10.2	-	Retention Plan
A	-	Excluded Assets and Liabilities
B	-	Fixed Assets
C	-	[RESERVED]
D	-	RNAi Contracts
E	-	[RESERVED]
F	-	Transferring Individuals

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Exhibit A
Closing Confirmation
The undersigned Alnylam Pharmaceuticals, Inc., Cambridge, MA 02142, USA (the “Stockholder”), together with Alnylam Europe AG, Kulmbach, Germany, entered into a Share Purchase Agreement dated July [8, 2007] regarding all shares in Blitz 07-335 GmbH with ROCHE BETEILIGUNGS GMBH, Grenzach-Wyhlen, Germany under No. [...] of the role of deeds for 2007 of the notary Etienne Petitpierre in Basel, Switzerland (the “Agreement”).
Reference is made to Sections 1.3. and 1.6 of the Agreement. The Stockholder hereby confirms to ROCHE BETEILIGUNGS GMBH that all conditions precedent set out in article VII of the Agreement have been fulfilled or waived.
[Munich], [...] 2007, [Time]

Alnylam Pharmaceuticals Inc.,
represented by [...]
authorised by a Power of Attorney,
dated [...]
attached hereto as copy

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Exhibit B
ESCROW AGREEMENT
          This Escrow Agreement is entered into as of ___, 2007, by and among Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Seller”), [Robert], a German limited liability company (GmbH), with registered office in [•], Germany, registered in the Commercial Register of the lower court (Amtsgericht) in [•] under docket No. HRB [•] (the “Buyer”) and ___ (the “Escrow Agent”).
          WHEREAS, the Buyer, the Seller and Alnylam Europe AG, a German stock corporation (“Alnitak”) with registered office in Kulmbach, Germany, registered in the Commercial Register of the lower court in Bayreuth under docket No. HRB 3302 (the “Company”) have entered into a Share Purchase Agreement dated July ___, 2007 (the “Purchase Agreement”) which is attached as Attachment A to this Agreement;
          WHEREAS, the Purchase Agreement provides that an escrow fund will be established to secure the indemnification obligations of the Seller to the Buyer; and
          WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained;
          NOW, THEREFORE, the parties hereto hereby agree as follows:
     I ESCROW AND INDEMNIFICATION.
          1.1. Escrow Fund. In accordance with Section 1.6 (b) and the other terms of the Purchase Agreement, the Buyer shall deposit with the Escrow Agent, by wire transfer or delivery of a check of the Buyer payable to the Escrow Agent, the sum of $[**]. Such sum, together with any interest earned thereon, is referred to herein as the “Escrow Fund.” The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Fund shall be invested in accordance with Section 3. The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.
          1.2. Indemnification. The Seller has agreed in Articles VIII and IX of the Purchase Agreement to indemnify and hold harmless the Buyer from and against specified Damages (as defined in the Purchase Agreement). The Escrow Fund shall be security for such indemnity obligation of the Seller, subject to the limitations, and in the manner provided, in this Agreement.

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     II DISBURSEMENT OF ESCROW FUND.
          2.1. Disbursement by Escrow Agent. The Escrow Agent shall disburse the Escrow Fund only (i) in accordance with corresponding (übereinstimmenden) or joint written instructions from the Seller and the Buyer; (ii) to the Buyer in such amounts in which claims of the Buyer against the Stockholder under Article VIII or Article IX of the Purchase Agreement have been adjudicated by final court judgment (rechtskräftiges gerichtliches Urteil) or arbitral award (Schiedsspruch), in each case upon presentation by the Buyer of an original (Ausfertigung) of the respective judgment or award; or (iii) the provisions of Section 2(b) hereof.
          2.2. Final Release. Within five business days after ___, 200___ [Note: Insert date [**] months after Closing Date], the Escrow Agent shall release to the Seller the funds then remaining in the Escrow Account, including any interest accrued thereon, after deduction of the amount of any outstanding payment claim that the Buyer has asserted against the Seller under Article VIII or Article IX of the Purchase Agreement by way of a duly delivered Claim Notice prior to the expiration of the survival period of the Representation and Warranties according to Section 8.4 of the Purchase Agreement. Any funds so retained in escrow after such release shall be released by the Escrow Agent to (i) the Buyer in the amount of any claim set forth in a Claim Notice that has been adjudicated by final court judgment or arbitral award, upon presentation by the Buyer of an original of the respective judgment or award and (ii) the remainder, if any, to the Seller upon resolution of all claims under clause (i).
     III INVESTMENT OF ESCROW FUND.
          3.1. Permitted Investments. Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Seller, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers’ acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from the Seller, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Fund. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.
          3.2. Tax Reporting. All interest and other income earned from the investment of the Escrow Fund shall be allocated and reported to the Seller for tax purposes. The Seller agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to such Escrow Fund. The Seller understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund. The Seller shall indemnify (freistellen) and hold harmless (schadlos halten) the

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Buyer from and against any taxes (if any) imposed on the Buyer with regard to the interest and other income earned from the investment of the Escrow Fund.
     IV FEES AND EXPENSES. THE SELLER AND THE BUYER SHALL EACH PAY ONE HALF OF THE FEES OF THE ESCROW AGENT FOR THE SERVICES TO BE RENDERED BY THE ESCROW AGENT HEREUNDER, WHICH ARE SET FORTH ON ATTACHMENT B HERETO, AND THEY SHALL EACH REIMBURSE THE ESCROW AGENT FOR HALF OF ITS REASONABLE EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES) INCURRED IN CONNECTION WITH THE PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT.
     V LIMITATION OF ESCROW AGENT’S LIABILITY.
          5.1. Limitation on Liability. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other genuine and duly authorized documents , nor for other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.
          5.2. Indemnification. The Buyer and the Seller agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer and the Seller shall each be liable for one-half of such amounts.
     VI TERMINATION. THIS AGREEMENT SHALL TERMINATE UPON THE DISBURSEMENT BY THE ESCROW AGENT OF ALL OF THE ESCROW FUNDS IN ACCORDANCE WITH THIS AGREEMENT; PROVIDED THAT THE PROVISIONS OF SECTION 5 SHALL SURVIVE SUCH TERMINATION.
     VII GENERAL.
          7.1. Entire Agreement. Except for those provisions of the Purchase Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.
          7.2. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.
          7.3. Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
          7.4. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          7.5. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, registered mail with return receipt (Einschreiben mit Rückschein), or recognized overnight courier addressed as follows or to such other address of which the parties may have given notice:

To the Buyer:	Roche Beteiligungs GmbH
Emil-Barell-Straße 1
D-79639 Grenzach-Wyhlen
Att. Legal Department

With a copy to:	Gleiss Lutz
Maybachstraße 6
70469 Stuttgart, Germany
Tel: +49-711-8997-181
Fax: +49-711-855096
Attention: Dr. Michael Arnold, Dr. Felix Born

To the Seller:	Alnylam Pharmaceuticals
300 Third Street
Cambridge, MA 02142
Attention: VP Legal
Fax: +1-617-555-8101

With a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Tel: +1-617-526-6000
Fax: +1-617-526-5000
Attention: Steven D. Singer, Esq.

And a copy to:	MLawGroup
Maximilianstr. 31
80539 Munich, Germany
Tel: +49-89-24 213 0
Fax: +49-89-24 213 213
Attention: Rainer Kreifels, Esq.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

          If to the Escrow Agent:
Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.
          7.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Federal Republic of Germany without giving effect to any choice or conflict of law provision or rule (whether of the Federal Republic of Germany or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Federal Republic of Germany.
          7.7. Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer, the Seller and the Escrow Agent. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          7.8. Submission to Jurisdiction. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said rules. Any arbitration proceedings shall be conducted in the English language. Place of any arbitration proceedings shall be Munich, Germany.
          7.9. German Terms. The terms printed in italics constitute German legal terms describing the meaning of the terms in the English language they refer to, and shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

[ROBERT]
By

ALNYLAM PHARMACEUTICALS, INC.
By

[ESCROW AGENT]
By:

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Attachment A
[Escrow Agent Fees]

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Exhibit C
TRANSITION SERVICES AGREEMENT
          This TRANSITION SERVICES AGREEMENT (the “Agreement”) is made this ___ day of ___, 2007, by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Stockholder”), and [Company], a German limited liability company (GmbH), with registered office in [•], Germany, registered in the Commercial Register of the lower court in [•] under docket No. HRB [•] (the “Company”). The Stockholder and the Company are collectively referred to herein as the “Parties,” and each individually as a “Party.”
          WHEREAS, the Stockholder, Roche (as defined below) and Alnylam Europe AG (“Alnylam Europe”) are parties to a Stock Purchase Agreement dated as of July 8, 2007 (the “Acquisition Agreement”), pursuant to which the Stockholder will sell to Roche all of the outstanding shares of a to-be formed entity, being Company; and
          WHEREAS, the Stockholder, F. Hoffmann-La Roche Ltd, a Swiss corporation, having a place of business at Grenzacherstrasse 124, CH-4070 Basel, Switzerland, and Hoffmann-La Roche Inc., a New Jersey corporation, having a place of business at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A. (both hereafter referred to as “Roche”) are parties to a License and Collaboration Agreement dated as of July 8, 2007 (the “License Agreement”), pursuant to which the Stockholder will grant Roche licenses to its RNAi technology; and
          WHEREAS, in order to enable the Company to operate in an effective manner, the Stockholder has agreed to provide to the Company certain services for the periods and on the terms and conditions set forth herein; and
          WHEREAS, in order to enable the Stockholder to operate certain portions of its business not sold to Roche pursuant to the Acquisition Agreement in an effective manner, the Company has agreed to provide to the Stockholder certain services for the periods and on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree:
I SERVICES
1.1. General. During the term of this Agreement, the Parties (or an Affiliate of each such Party designated by such Party for this purpose) shall provide, or cause such designated Affiliate to provide, the respective services (individually, a “Service” and collectively, the “Services”) set forth in Schedule A attached hereto.

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1.2. Level of Services. The Services shall be provided at commercially reasonable quality levels, which shall be substantially similar in scope, quality and nature to those provided to, or provided on behalf of, Alnylam Europe prior to the date hereof.
1.3. Cooperation. Each Party shall cause its employees to reasonably cooperate with employees of the other to the extent required for effective delivery of the Services. In addition, the Parties shall establish a Joint Transition Team (“JTT”) to oversee the activities under this Agreement:
(a)	Responsibilities. The JTT shall have the following responsibilities:
(i)	Provide a status update on progress of activities under this agreement; and

(ii)	decide about redistributions of FTEs solely within the scope of Schedule A hereto; and
(b)	Members. Each of the Stockholder and Roche shall nominate [**] representatives, while Company shall nominate [**] representatives. Each party may replace its representatives at any time, upon written notice to the other party.

(c)	Meetings. The JTT shall meet [**]. The JTT may utilize telecommunications and, if available, video conferencing as appropriate. [**] the members shall have one face-to-face meeting. Roche shall chair the meetings and minutes shall be provided which shall not constitute an amendment to this Agreement.

(d)	Decisions. Decisions of the JTT shall be made by consensus. If the Parties can not reach consensus with respect to a specific matter, then the Parties shall refer the matter(s) under negotiation to the Chief Executive Officer of Alnylam and the Global Head of Pharma Research of Roche, for discussion and resolution within a [**] day period.

(e)	Costs. Each party shall be responsible for all travel and related expenses it may incur in connection with its participation in the JTT.
1.4. Third Party Services. Neither Party shall have the right to engage the services of independent contractors to deliver or assist in the delivery of the Services contemplated under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. If any independent contractor is utilized, the Party hiring such independent contractor will impose on such third party the confidentiality obligations specified in this Agreement and will supervise the performance of such third party to ensure that the Services meet, in all material respects, the requirements of this Agreement.
1.5. Additional Services. If requested by either Party and reasonably approved by the other Party, the approving Party may provide services in addition to the Services to the requesting

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Party. The scope of any such services, as well as the prices and other terms applicable to such services, shall be as mutually agreed by the Parties.
1.6. IP ownership. Each Party shall inform the other in writing of any patentable invention generated by the Company’s employees rendering the Services for Stockholder under this Agreement (the “Inventions”). The Company shall either assign or otherwise transfer all worldwide rights, title and interest in and to any and all Inventions to Stockholder or it shall entitle the Stockholder to directly negotiate with the Company’s employees the assignment of such Inventions, as the case may be. Any remuneration due for such assignment of the Inventions under the applicable German laws on employee invention rights (Arbeitnehmererfindergesetz) shall be paid solely by the Stockholder.
The Stockholder agrees to grant the Company or any of its Affiliates an irrevocable, worldwide, non-exclusive, sub-licensable, transferable, royalty-free and fully paid-up license under such Inventions pursuant to the terms of the License Agreement within the Field (as defined in the License Agreement). The Stockholder further agrees to amend the Schedule C of the License Agreement to include such licenses to the Company or any of its Affiliates.
In case the Stockholder does not file any patents for the Inventions made hereunder, it shall notify the Company within [**] months after the initial disclosure. Hereafter, the Company has the right, but not the obligation, to make such filings in its own name with no further obligations to Stockholder.
II PAYMENTS
2.1. Services Pricing. The costs to be charged for each Service shall be set forth on Schedule A.
2.2. Invoicing and Payment. Within [**] days following the end of each calendar month during the term hereof, each Party shall provide to the other Party an invoice (an “Invoice”) totaling all charges incurred by such Party hereunder during such month. Such Invoice shall contain a brief description of each Service or direct cost giving rise to the charge, and a listing of any third party charges included therein. The Party receiving an Invoice shall pay all amounts due under such Invoice in the currency denominated in such Invoice no later than [**] days following receipt of an Invoice. Every Invoice that is not paid when due shall bear interest from and after the date on which such Invoice first became overdue at an annual rate equal to twelve percent (12%). Each Party agrees to pay on demand all costs of collection, including reasonable attorneys’ fees, incurred by the other Party in collecting any such Invoice.
2.3. Taxes. The fees payable by the Stockholder pursuant to this Section 2 shall be inclusive of any federal, state, municipal, or other U.S. or foreign government taxes, duties, excises, tariffs, fees, assessments or levies now or hereinafter imposed on the performance or delivery of Services or direct costs, with the exception of VAT (or any equivalent tax), if any, which shall be paid by the Party receiving the Services in addition to the fees payable pursuant to this Section 2..

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2.4. Records. Each Party shall keep such full and adequate records as are necessary to determine the charges to be assessed pursuant to this Section 2, and shall have reasonable access to such records of the other.
III REPRESENTATIONS AND WARRANTIES
3.1. Authorization by the Company. The Company represents and warrants to the Stockholder that the Company has all necessary rights and authority to grant the Stockholder the rights granted herein and no Affiliates of the Company who are not signatories to this Agreement are required to grant such rights. The Company has obtained all necessary third party and governmental consents and authorizations to grant the Stockholder the rights granted herein and to provide the Services as contemplated herein.
3.2. Authorization by the Stockholder. The Stockholder represents and warrants to the Company that the Stockholder has all necessary rights and authority to grant the Company the rights granted herein and no Affiliates of the Stockholder who are not signatories to this Agreement are required to grant such rights. The Stockholder has obtained all necessary third party and governmental consents and authorizations to grant the Company the rights granted herein and to provide the Services as contemplated herein.
IV CONFIDENTIALITY
4.1. Information Exchanges. Subject to applicable law and good faith claims of privilege, each Party shall provide the other Party with all information regarding itself and the transactions under this Agreement that the other Party reasonably believes are required to comply with all applicable laws, ordinances, regulations and codes in connection with the provision of Services pursuant to this Agreement.
4.2. Confidential Information. Each Party shall hold in trust and maintain confidential all Confidential Information relating to the other Party. “Confidential Information” shall mean all information disclosed by either Party to the other in connection with this Agreement, and includes, but is not limited to, economic, scientific, technical, product and business data, business plans, and the like, but shall not include (i) information which becomes generally available other than by disclosure in violation of the provisions of this Section 4.2, (ii) information which becomes available on a non-confidential basis to a Party from a source other than the other Party to this Agreement provided the Party in question reasonably believes that such source is not or was not bound to hold such information confidential, (iii) information acquired or developed independently by a Party without violating this Section 4.2 or any other confidentiality agreement with the other Party, and (iv) information that any Party reasonably believes it is required to disclose by law, provided that it first notifies the other Party of such requirement and allows such Party a reasonable opportunity to seek a protective order or other appropriate remedy to prevent such disclosure. Without prejudice to the rights and remedies of either Party to this Agreement, a Party disclosing any Confidential Information to the other Party in accordance with the provisions of this Agreement shall be entitled to equitable relief by way

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

of an injunction if the other Party breaches or threatens to breach any provision of this Section 4.2.
V INDEMNIFICATION
5.1. Indemnification by the Company.
(a)	Indemnification. The Company shall indemnify and hold the Stockholder and its Affiliates harmless against any damages, costs and expenses (including reasonable attorneys’ fees) arising from (i) the negligence or intentional misconduct of the Company in connection with the provision of any Services, or any other actions or inactions of the Company in connection therewith, or (ii) the breach by the Company of any of its obligations hereunder.

(b)	Defense. If notified promptly in writing of any action brought against the Stockholder or its Affiliates based on a claim described in Section 5.1(a) above, the Company shall defend such action at its expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim. The Company shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided such settlement or compromise includes an unconditional release of the Stockholder and its Affiliates from all liability with respect to such claim in form and substance reasonably satisfactory to the Stockholder. The Stockholder shall reasonably cooperate with the Company in the defense of such claim, and may be represented, at the Stockholder’s expense, by counsel of the Stockholder’s selection.
5.2. Indemnification by the Stockholder.
(a)	Indemnification. The Stockholder shall indemnify and hold the Company and its Affiliates harmless against any damages, costs and expenses (including reasonable attorneys’ fees) arising from (i) the negligence or intentional misconduct of the Stockholder in connection with the provision of any Services, or any other actions or inactions of the Stockholder in connection therewith or (ii) the breach by the Stockholder of any of its obligations hereunder.

(b)	Defense. If notified promptly in writing of any action brought against the Company or its Affiliates based on a claim described in Section 5.2(a) above, the Stockholder shall defend such action at its expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim. The Stockholder shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided such settlement or compromise includes an unconditional release of the Company and its Affiliates from all liability with respect to such claim in form and substance reasonably satisfactory to the Company. The Company shall reasonably

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

cooperate with the Stockholder in the defense of such claim, and may be represented, at the Company’s expense, by counsel of the Company’s selection.
VI TERM AND TERMINATION
6.1. Term. Unless earlier terminated in accordance with Section 6.2 below, this Agreement shall be in effect from the date hereof until twelve (12) months following the Closing Date.
6.2. Termination.
(a)	Any particular Service may be terminated by the Party entitled to receive such Service upon thirty (30) days prior written notice to the other Party.

(b)	Upon termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease and be of no further force or effect, except that the provisions of Sections 4 and 5 of this Agreement, and the Parties’ obligations to pay any Invoice for Services provided prior to any termination or expiration of this Agreement, shall survive any such termination or expiration.
VII GENERAL
7.1. Assignment. Neither Party shall assign any of its rights or obligations hereunder without the prior written consent of the other Party. This Agreement shall be deemed to be for the benefit of the Parties and their Affiliates, and all rights of the Parties under this Agreement may be exercised by any of their respective Affiliates. This Agreement shall inure to the benefit of and be binding upon any successors or permitted assigns of the Parties.
7.2. Force Majeure. No Party shall bear any responsibility or liability for any Damages arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to any acts or omissions of the other Party hereto or for events beyond its reasonable control including, without limitation, acts of God, acts of governmental authorities, acts of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs, or any other cause beyond the reasonable control of such Party.
7.3. Applicable Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of Germany (without regard to the conflict of law principles thereof).
7.4. Continuation of Services Pending Outcome of Dispute. In the event of any dispute between the parties, the Company shall not discontinue the supply of any Service provided for herein pending the resolution of such dispute.
7.5. Relationship of the Parties. The parties shall for all purposes be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal, partner or joint venturer of the other.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

7.6. Registration. In the event that this Agreement is required to be registered with any governmental authority, the Company shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.
7.7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by the parties hereto.
7.8. No Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.
          Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

To the Company:	[Company]

With a copy to:	F. Hoffmann-La Roche Ltd
Grenzacherstrasse 124
CH-4070 Basel
Switzerland
Attention: Corporate Legal Department
Fax: +41 61 688 13 96

To the Stockholder:	Alnylam Pharmaceuticals
300 Third Street
Cambridge, MA 02142
Attention: VP Legal
Fax: 617-555-8101

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

With a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Tel: 617-526-6000
Fax: 617-526-5000
Attention: Steven D. Singer, Esq.
          Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
7.9. Section Headings; Definitions. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement.
7.10. Severability. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.
7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
7.12. Facsimile Signature. This Agreement may be executed by facsimile signature.
[Remainder of Page Intentionally Left Blank]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

          IN WITNESS WHEREOF, the Company and the Stockholder have duly executed this Agreement as of the day and year first above written.

THE COMPANY:	THE STOCKHOLDER:

[Company]	ALNYLAM PHARMACEUTICALS, INC.

By:	By:

Title:	Title:

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule A – Services and Rates
SUBCONTRACTED EMPLOYEES FROM THE CLOSING DATE UNTIL [**]
(a)	For a period beginning on the Closing Date (as defined in the Share Purchase Agreement) and ending on [**], the Company shall subcontract to Alnylam Europe a number of employees of the Company (“Subcontracted Employees”) equal to [**] full-time equivalent employees of the Company (“FTEs”).

(b)	The Stockholder shall fully reimburse the Company for the cost of providing such Subcontracted Employees, at a rate per FTE of € [**] Euro) per working day.
SUBCONTRACTED EMPLOYEES FROM [**]
(c)	For a period beginning on [**] and ending on the date that is [**] from the Closing Date, the Company shall provide to the Stockholder and/or any Affiliate (as defined in the Share Purchase Agreement) of the Stockholder designated by the Stockholder, the services of a minimum of [**] FTE per month and a maximum of [**] FTEs per month, in each case to support the Stockholder’s and/or such Affiliate’s operations.

(d)	The Stockholder shall only be obligated to pay the Company for the minimum of [**] FTEs per month and for FTEs actually used if above such minimum, at a rate per FTE of € [**] Euro) per working day.
UNWINDING OF IT.
The Parties are working on the coordinated transition of IT operations and agree that each Party shall provide [**] IT professional to be responsible for such coordinated transition, which individual shall be empowered to make decisions regarding IT infrastructure on behalf of such Party. The Parties shall agree on an IT Transition Plan to be implemented, including a timeframe for such implementation, which IT Transition Plan takes into consideration each Party’s operational, infrastructure and security needs.
TIMING OF TRANSITIONAL SERVICES
•	[**] – Transition Services Plan Completed

•	[**] FTEs of the Company will be subcontracted to Stockholder.

•	[**] – Possibility of additional Transition Services (up to [**] FTEs)

•	[**] – Conclusion of all Transitional Services

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

GUARANTEED PERFORMANCE OF SERVICES FOR ROCHE
Stockholder and Company agree to provide to Roche the necessary personnel required to perform a high-performing siRNA working unit from the beginning, including:
•	[**]

•	[**]

•	[**[

•	[**]

•	[**]
The Stockholder and the Company agree that the personnel required to perform at least [**] will be made available to Company and its Affiliates and that such [**] may be completed by latest [**]. The Stockholder and the Company further agree that in case employees of the Company decide to leave the Company before [**], the Company may prioritize the delivery of the [**] for Roche over the Services to be rendered hereunder to the Company. This prioritization will however not affect the Stockholders obligation to pay the remuneration for the [**] FTE’s under Article 1 of this Schedule A.
TECH TRANSFER ACTIVITIES
All of the Company’s FTEs will be potentially involved in Technology Transfer activities in accordance with Schedule F of the License and Collaboration Agreement. Of the [**] FTEs funded by Stockholder between the Closing Date and [**] will focus on ensuring appropriate transfer of knowledge and skills required in the development of RNAi Therapeutics from both a theoretical and practical standpoint, as stated in details in Schedule F “Technology Transfer Plan”.
Technology Platform Advancement Activities
The remaining [**] FTEs will be dedicated to complete currently underway and planned platform advances activities as listed below:
[**]
To ensure a smooth transfer of technology advancement work from the Company to the Stockholder by [**], the work will be conducted in close collaboration with Stockholder throughout the [**] timeframe and will be overseen by the Joint Transition Team (JTT).
EMPLOYEES INVOLVED IN SERVICES ACTIVITIES
The following employees will be involved in Services:
[**]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CONTACT POINTS

Platform Advancement Activity	Company Contact	Stockholder Contact
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule A
Alnylam Europe
Excluded Assets and Liabilities
Contracts
Licenses:
1.	Ribopharma AG Confidential Disclosure Agreement between Ribopharma AG and Cell Signaling Technology

2.	Ribopharma AG Confidential Disclosure Agreement between Ribopharma AG and Cell Signaling Technology

3.	Non-Exclusive License Agreement between Ribopharma AG and Cell Signaling Technology, Inc.

4.	Amendment to Non-Exclusive License Agreement between Ribopharma AG and Cenix Bioscience GmbH

5.	Amendment to Non-Exclusive License Agreement between Ribopharma AG and Cenix Bioscience GmbH

6.	Confidential Disclosure Agreement between Ribopharma AG and CenixBioScience GmBH

7.	Second Amendment to Non-Exclusive License Agreement between Alnylam Europe AG and Cenix Bioscience GmbH

8.	Mutual Confidentiality Agreement between Ribopharma AG and Cenix BioSciecne GmBH

9.	Non-Exclusive License Agreement between Ribopharma AG and Cenix Bioscience GmbH

10.	Mutual Confidential Disclosure Agreements between Ribopharma AG and Invitrogen Corporation

11.	Non-Exclusive License Agreement between Ribopharma AG and Invitrogen Corporation

12.	Ribopharma AG Confidential Disclosure Agreement between Ribopharma AG and MWG Biotech AG

13.	Ribopharma AG Confidential Disclosure Agreement between Ribopharma AG and Qiagen GmbH

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

14.	Mutual Confidentiality Agreement between Qiagen GmbH and Ribopharma AG

15.	Non-Exclusive License Agreement between Ribopharma AG and RNAx GmbH

16.	Confidential Disclosure Agreement between Alnylam Europe AG and Samchully Pharm. Co., Ltd.

17.	Mutual Confidential Disclosure Agreement between Alnylam Pharmaceuticals and siRNAsense AS

18.	Confidential Disclosure Agreement between Alnylam Europe AG and Thermo Electron Corporation

19.	Mutual Confidentiality Agreement between Ribopharma AG and Thermo Electron GmbH

20.	Letter from Carnegie Institution of Washington to Ribopharma AG

21.	Letter from Ribopharma AG to Carnegie Institution of Washington Re: License Agreement between Carnegie Institution of Washington and Ribopharma AG

22.	License Agreement between the Carnegie Institution of Washington and Ribopharma AG

23.	Letter from Dr. Gassner & Partner to Ribopharma AG Re: Ribopharma AG J. Carnegie Institution of Washington Licence Agreement

24.	Co-Exclusive License Agreement dated July 30, 2003 between Garching Innovation GmbH and Ribopharma AG

25.	“Requirement Amendment” dated June 14, 2005 to the Co-Exclusive License Agreement dated July 30, 2003 between Garching Innovation GmbH and Ribopharma AG

26.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals Inc., and Ambion, Inc.

27.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals Inc., and Bioneer Corporation

28.	Commercial Research License Agreement between Bristol-Myers Squibb Company and Alnylam Pharmaceuticals, Inc.

29.	Licence Agreement between Cancer Research Technology Limited and Alnylam Pharmaceuticals, EVC

30.	License Agreement between Cold Spring Harbor Laboratory and Alnylam Pharmaceuticals, Inc.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

31.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals Inc., and Eurogentec SA

32.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals, Inc. and MWG Biotech AG

33.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals Inc., and Qiagen GmbH

34.	Non-Exclusive License Agreement between Alnylam Pharmaceuticals Inc. and Sigma-Alrich Company

35.	Term Sheet for exclusive license under patents/applications, known how and information on siRNAs specific for MLL-AF4 fusion gene provided to Alnylam Pharmaceuticals, Inc. by University of Tuebingen

36.	License Agreement between Alnylam Pharmaceuticals and the University of Tubingen

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

University Partnerships:
1.	Mutual Confidentiality Agreement between Ribopharma AG and Prof. Dr. Gerhard Krauss

2.	Confidential Disclosure Agreement between Alnylam Europe AG and Molecular Neurobiology Laboratory, Department of Neurology, University of Dusseldorf

3.	Mutual Confidentiality Agreement between Ribopharma AG and PD Dr. Christian Hugo

4.	Material Transfer Agreement between Ribopharma AG and Freistaat Bayern Represented, by University of Erlangen in this case acting for Dr. med. Karin J. Metzner

5.	Material Transfer Agreement between Ribopharma AG and Freistaat Bayern Represented, by University of Erlangen in this case acting for Dr. med. Karin J. Metzner

6.	Material Transfer Agreement between Ribopharma AG and Freistaat Bayern Represented by Universitatsklinkum Erlangen Maximiliansplatz 2 in this case acting for PD Dr. med. Christian Hugo

7.	Letter agreement between Dr. Karin Metzner and Alnylam Europe Re: Extension of agreement term.

8.	Confidential Disclosure Agreement between Alnylam Europe AG and Prof. Dr. Klaus Strebhardt

9.	UNI Frankfurt, Prof. Dr. Klaus Strebhardt Vereinbarung uber Geheimhaltung und Materialtransfer

10.	Material Transfer Agreement between Tokyo Metropolitan Institute for Neuroscience and Universitaet Heidelberg

11.	Material Transfer Agreement between Alnylam Europe AG and University Heidelberg, Department for Molecular Virology

12.	Material Transfer Agreement between Alnylam Europe AG and Biozentrum der Medizinischen Universitat Innsbruck, Sektion Neurobiochemie

13.	Material Transfer Agreement between Alnylam Europe AG and Medizinische Universitat Innsbruck

14.	Material Transfer Agreement between Alnylam Europe AG and Biozentrum der Medizinischen Universitat Innsbruck, Sektion Neurobiochemie

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

15.	Mutual Confidentiality Agreement between Ribopharma AG and University of Niiemegen

16.	Assignment between Klinikum der Universitaet Regensburg, Roland Kreutzer, Stefan Limmer and Hans-Peter Vornlocher

17.	Mutual Confidentiality Agreement between Ribopharma AG and Dr. Gerhard Giegerich

18.	Confidential Disclosure Agreement between Ribopharma AG and Prof. Dr. Claudia Steinem

19.	Mutual Confidentiality Agreement between Ribopharma AG and Prof. Dr. H.-J. Thiesen

20.	Material Transfer Agreement between Alnylam Europe AG and University of Tuebingen

21.	Research Agreement between Ribopharma AG and Department of Clinical Pharmacology University of Vienna

22.	Confidential Disclosure Agreement between Alnylam Europe AG and Julius-Maximilians-Universitat Wurzburg

23.	Confidential Disclosure Agreement between Alnylam Europe AG and Julius-Maximilians-Universitat Wurzburg

24.	Material Transfer Agreement between Alnylam Europe AG and Universitat Wurzburg

25.	Confidentiality Agreement between The University of Zurich and Ribopharma AG

26.	Material Transfer Agreement between Alnylam Europe AG and East Carolina University

27.	Material Transfer Agreement between Ribopharma AG and Department of Immunotechnology, Lund University

28.	Confidentiality Agreement between Ribopharma AG and Leland Stanford Junior University

29.	Confidential Disclosure Agreement between Alnylam Europe AG and Dr. Chang-Zheng Chen

30.	Material Transfer Agreement between Ribopharma AG and Berlin represented by Universitatsklinikum Charite in this case acting for PD Dr. med. Michael Hocker

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Contracts between Alnylam Europe AG and Alnylam Pharmaceuticals:
1.	Amendment to Confidential Disclosure Agreement between Alnylam Pharmaceuticals, Inc. and Ribopharma AG

2.	Amendment to Confidential Disclosure Agreement between Alnylam Pharmaceuticals, Inc. and Ribopharma AG

3.	Confidential Disclosure Agreement between Alnylam and Ribopharma AG

4.	Confidential Disclosure Agreement between Alnylam Pharmaceuticals, Inc. and Ribopharma AG

5.	Cover letters to the Confidential Disclosure Agreement between Alnylam Pharmaceuticals, Inc. and Ribopharma AG

6.	Contract Research and Development Agreement between Alnylam Holding Company, Alnylam Pharmaceuticals, Inc. and Ribopharma AG, as amended

7.	Mutual Agreement between Alnylam Pharmaceuticals, Inc., Alnylam Holding Co. and Ribopharma AG

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Other Contracts:
1.	Lease agreement between Hausgemeinschaft Knauer-Künzler and Alnylam AG (plus amendment), dated February 09, 2007

2.	Service Agreement between Mr. Andreas Bossko and Alnylam Europe AG, dated October 26, 2005, as amended July 21, 2006.

3.	Participation in company pension scheme dated October 24, 2004 (Mr. Bossko)

4.	Service Agreement between Dr. Hans-Peter Vornlocher and Alnylam Europe AG, dated October 26, 2005, as amended July 21, 2006.

5.	Managing Director’s Service Agreement by and between Ribopharma GmbH and Dr. Stefan Limmer

6.	Dienstvertrag zwischen Dr. Roland Kreutzer and Alnylam Europe AG, dated October 26, 2005.

7.	Service Agreement dated July 2, 2007 between Roland Kreutzer and Alnylam Europe AG

8.	Service Agreement dated July 2, 2007 between Andreas Bossko and Alnylam Europe AG

9.	Service Agreement dated July 2, 2007 between Hans-Peter Vornlocher and Alnylam Europe AG

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Intellectual Property

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB 002.2	Inhibition of expression of human MDR1 with dsRNA	DE	ORD	DE 10158411	29-Nov-2001	Abandoned
RIB 002.3	METHOD FOR INHIBITING THE EXPRESSION OF A TARGET GENE IN A MAMMALIAN CELL IN VIVO	DE	ORD	DE 10160151	07-Dez-2001	Abandoned	DE 10160151 A1
RIB 006.3	Small Interfering RNA Targeting Bcl-2 Sensitize Malignant Melanoma	US	PRO	60/505,189	23-Sep-2003	Abandoned
RIB 008.1	Verfahren zur Hemmung der Replikation von Viren (Method to inhibit the replication of viruses)	DE	ORD	DE 10150187	12-Okt-2001	Abandoned
RIB 010.3	Compositions and methods for treating pancreatic cancer	US	ORD	10/384,434	07-Mrz-2003	Abandoned
RIB 011.1	Verwendung einer doppelstr,,ngigen RNA zur Behandlung einer Infektion mit einem (+)-Strang Virus (Use of a dsRNA for treating an infection with a (+)-strand RNA-virus)	DE	ORD	DE 10235621	02-Aug-2002	Abandoned
RIB-001.1	Drug that inhibits the expression of a given gene	DE	ORD	DE 19903713	30-Jan-1999	Abandoned

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-001.2	Method and medicament for inhibiting the expression of a target gene	DE	ORD	DE 19956568 A1	24-Nov-1999	Abandoned	DE 199 56 568 A1	17-Aug-2000
RIB-001.3	Method and medicament for	ES	EPP	EP 00910510	29-Jan-2000	GrantedInOp
	inhibiting the expression of a target gene	EP	DIV	05002454.6-2107	29-Jan-2000	ExamReq	EP 1550719	06-Jul-2005
		EP	DIV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		EP	PCT	EP 00910510	29-Jan-2000	GrantedInOp	EP 1144623
		DE	EPP	50000414.5-08	29-Jan-2000	GrantedInOp
		DE	UTM	20023125.1	30-Jan-1999	RegUtilMode
		DE	EDV	DE 10066235.8-41	29-Jan-2000	Pending
		FR	EPP	EP00910510	29-Jan-2000	GrantedInOp
		CH	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		NL	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		CA	PCT	2,359,180	29-Jan-2000	Allowed
		IE	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		GB	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		DE	PCT	10080167.6	29-Jan-2000	Pending
		GB	EPP	EP 00910510	29-Jan-2000	GrantedInOp

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
		IE	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		FR	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		JP	PCT	2000-596137	29-Jan-2000	ExamReq	JP 2003-502012	21-Jan-2003
		IT	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		SE	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		US	ORD	09/889,802	20-Jul-2001	Abandoned
		US	RCE	10/382,395	06-Mrz-2003	Published	US-2004-0072779-A1	15-Apr-2004
		US	RCE	10/383,099	06-Mrz-2003	Published	US-2004-0102408-A1	27-Mai-2004
		US	DIV	10/382,768	06-Mrz-2003	Published	US-2004-0053875-A1	18-Mrz-2004
		US	RCE	10/612,179	02-Jul-2003	Published	US-2005-0100907-A1	12-Mai-2005
		WO	ORD	PCT/DE00/00244	29-Jan-2000	CompletedNt	WO 00/44895	03-Aug-2000
		ZA	PCT	ZA 20015909	29-Jan-2000	Granted
		IN	PCT	IN/PCT/2001/00823/MU	29-Jan-2000	Abandoned
		DE	EDV	10066344.3		ExamReq
		LI	EPP	200910510	29-Jan-2000	GrantedInOp
		LU	EPP	EP 00910510	29-Jan-2000	GrantedInOp
		FI	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		JP	DIV	2006-248529	13-Sep-2006	ExamReq

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
		JP	DIV	2006-248528	13-Sep-2006	ExamReq
		AT	EPP	E222.953	29-Jan-2000	GrantedInOp
		EP	DIV	06025389.5	29-Jan-2000	Published	1798285	20-Jun-2007
		DE	EDV	10066382.6	29-Jan-2000	Pending
		AU	PCT	AU 2000032713	29-Jan-2000	GrantedInOp
		AU	DIV	2005201044		Pending
		BE	EPP	EP 00910510	29-Jan-2000	GrantedInOp
RIB-001.3	Method and medicament for	DE	EDV	50010528.6-08	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
	inhibiting the expression of a target gene	NL	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		DK	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		CH	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		CY	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		IT	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		AT	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		SE	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		BE	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		PT	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		GR	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	08-Jun-2005

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
		ES	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		LU	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		LI	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
		MC	EDV	EP 02003683	29-Jan-2000	GrantedInOp	EP 1214945	19-Jun-2002
RIB-002.1	INHIBITING GENE EXPRESSION IN CELLS, USEFUL FOR e.g., TREATING TUMORS, BY INTRODUCING DOUBLE-STRANDED COMPLEMENTARY OLIGORNA HAVING UNPAIRED TERMINAL BASES	DE	ORD	10100586.5-09	09-Jan-2001	Granted
RIB-002.4	COMPOSITIONS AND METHODS FOR	US	CIP	10/384,339	07-Mrz-2003	Pending
	INHIBITING	JP	PCT	JP 2002-556740	09-Jan-2002	Published	2004-519458	02-Jul-2004
	EXPRESSION OF A TARGET GENE	SE	EPC	EP 02710786	09-Jan-2002	Abandoned	EP 1352061	15-Okt-2003
		WO	ORD	PCT/EP02/00152	09-Jan-2002	CompletedNt	WO 02/055693 A2	18-Jul-2002
		NL	EPC	EP 02710786.1	09-Jan-2002	Abandoned	EP 1352061	15-Okt-2003
		IT	EPC	EP 02710786	09-Jan-2002	Abandoned	EP 1352061	15-Okt-2003
		EP	PCT	02710786.1	09-Jan-2002	GrantedInOp	EP 1352061	15-Okt-2003
		GB	EPP	EP 02710786	09-Jan-2002	GrantedInOp	EP 1352061	15-Okt-2003
		FR	EPC	EP 02710786	09-Jan-2002	Abandoned	EP 1352061	15-Okt-2003

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-002.4	COMPOSITIONS AND METHODS FOR INHIBITING A EXPRESSION OF TARGET GENE	ZA	PCT	ZA 2003004127	09-Jan-2002	Abandoned
		DK	EPC	EP 02710786	09-Jan-2002	Abandoned	EP 1352061	15-Okt-2003
		CN	ORD	CN 2002803557.7	09-Jan-2002	Abandoned
		CA	PCT	CA 2,432,350	09-Jan-2002	Abandoned
		IN	ORD	IN537/MUNMP/2003	09-Jan-2002	Abandoned
		BE	EPC	EP 02710786	09-Jan-2002	Abandoned	EP 1352061
		CH	EPP	02710786.1	09-Jan-2002	GrantedInOp
		IE	EPP	02710786.1	01-Jan-2002	GrantedInOp
		DE	EPP	50206993.7-08	09-Jan-2002	GrantedInOp	EP 1352061	15-Okt-2003
		AT	EPP	02710786.1	09-Jan-2002	GrantedInOp
		AU	PCT	2002229701	09-Jan-2002	Granted
RIB-003.1	METHOD TO INHIBIT THE EXPRESSION OF A TARGET GENE	DE	ORD	DE 10100587	09-Jan-2001	Abandoned	DE 10100587 C1	21-Nov-2002
RIB-004.1	Verfahren zur Hemmung der Expression eines Zielgens (Method to inhibit the expression of a target gene)	DE	ORD	DE 10100588	09-Jan-2001	Abandoned	DE 10100588 A1	18-Jul-2002
RIB-006.1	METHOD FOR INHIBITING THE	IN	PCT	IN540/MUNMP/2003	09-Jan-2002	Transferred to inventors

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
	EXPRESSION OF A TARGET GENE AND MEDICAMENT FOR TREATING A TUMOR	SE NL	EPC EPC	EP 02702247 EP 02702247	09-Jan-2002 09-Jan-2002	Published Published	EP 1349927 EP 1349927	18-Jul-2002 18-Jul-2002
	DISEASE	JP	PCT	JP 2002-556739	09-Jan-2002	Transferred to inventor	2004-519457	02-Jul-2004
		ZA	PCT	ZA 2003004500	09-Jan-2002	Transferred to inventors
		IT	EPC	EP 02702247	09-Jan-2002	Published	EP 1349927	18-Jul-2002
		EP	PCT	02702247.4-2405/1349	09-Jan-2002	Published	EP1349927	18-Jul-2002
		FR	EPC	EP 02702247	09-Jan-2002	Published	EP 1349927	18-Jul-2002
		ES	EPC	02702247	09-Jan-2002	Published	02702247	01-Mai-2004
RIB-006.1	METHOD FOR INHIBITING THE	WO	ORD	PCT/EP02/00151	09-Jan-2002	CompletedNt	WO 02/055692A2	18-Jul-2002
	EXPRESSION OF A TARGET GENE AND	AU	PCT	AU 2002235826	09-Jan-2002	Transferred to inventors
	MEDICAMENT FOR TREATING A TUMOR	BE	EPC	EP 02702247	09-Jan-2002	Published	EP1349927	18-Jul-2002
	DISEASE	CA	PCT	2,432,341	09-Jan-2002	Transferred to inventors
		CN	PCT	CN 200280355.0	09-Jan-2002	Transferred to inventors	1650010	03-Aug-2005
		DK	EPC	EP 02702247	09-Jan-2002	Published	EP 1349927	18-Jul-2002
RIB-006.2	COMPOSITIONS AND METHODS FOR INHIBITING EXPRESSION OF ANTI-APOPTOTIC GENES	US	ORD	10/384,260	07-Mrz-2003	Published	US2004/0001811 A1	01-Jan-2004

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-007.1	METHOD FOR INHIBITING THE EXPRESSION OF A TARGET GENE	DE	ORD	DE 10155280	26-Okt-2001	Abandoned
RIB-007.2	Drug for inhibiting the expression of a target gene	WO	ORD	PCT/EP02/11971	25-Okt-2002	Abandoned	WO 03/035082 A1	01-Mai-2003
		US	ORD	10/382,634	07-Mrz-2003	Abandoned	US-2004-0038921-A1	26-Feb-2004
RIB-008.2	METHOD FOR INHIBITING THE REPLICATION OF VIRUSES	DE	ORD	DE 10163098	20-Dez-2001	Granted	DE 10163098 A1	02-Jun-2005
RIB-008.3	METHOD TO INHIBIT THE REPLICATION OF VIRUSES	US WO	CIP ORD	10/384,512 PCT/EP02/11432	07-Mrz-2003 11-Okt-2002	Published Abandoned	US-2004-0091457-A1 WO 03/033700 A1	13-Mai-2004 24-Apr-2003
RIB-009.1	Medicament that increases the effectiveness of a drug that induces receptor-mediated apoptosis in tumor cells	DE	ORD	DE 10230997	09-Jul-2002	Abandoned	DE 10230997 A1
RIB-009.2	MEDICAMENT THAT INCREASES THE EFFECTIVENESS OF A DRUG THAT INDUCES	US	CIP	10/666,458	19-Sep-2003	Abandoned	US-2004-0126791-A1	01-Jul-2004
	RECEPTOR-MEDIATED APOPTOSIS IN TUMOR CELLS	WO	ORD	PCT/EP02/11968	25-Okt-2002	Abandoned	WO 03/035868 A1	01-Mrz-2003
RIB-010.1	DRUG FOR TREATING A CARCINOMA OF THE	WO	ORD	PCT/EP02/11970	25-Okt-2002	Transferred to inventors	WO 03/035870 A1	01-Mai-2003
	PANCREAS	DE	ORD	DE 10230996	09-Jul-2002	Transferred to inventors	DE 10230996 A1

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-011.2	USE OF DOUBLE STRAND RIBONUCLEIC ACID FOR TREATING	EP	PCT	EP 02785313	25-Okt-2002	Abandoned	EP1438409	01-Mai-2003
	AN INFECTION WITH A POSTIVE-STRAND RNA-VIRUS	WO	ORD	PCT/EP02/11973	25-Okt-2002	Converted	WO 03/035876 A1	01-Mai-2003
RIB-012.1	Use of a dsRNA for specifically inhibiting the expression of a given target gene	DE	ORD	DE 10235620	02-Aug-2002	Abandoned
RIB-012.2	USE OF A DOUBLE-STRANDED RIBONUCLEIC ACID	EP	PCT	EP 02779511	25-Okt-2002	Published	EP1438405	21-Jul-2004
	FOR SPECIFICALLY INHIBITING THE EXPRESSION OF A GIVEN TARGET GENE	WO	ORD	PCT/EP02/11969	25-Okt-2002	CompletedNt	WO 03/035869 A1	01-Mai-2003
RIB-012.3	COMPOSITIONS AND METHODS FOR INHIBITING THE EXPRESSION OF A MUTANT GENE	US	RCE	10/384,463	07-Mrz-2003	Published	US-2005-0074757-A1	07-Apr-2005
RIB-013.1	DRUG FOR TREATING A FIBROTIC DISEASE	EP	PCT	EP 02801917	25-Okt-2002	Transferred to inventors	EP1438056A0
	THROUGH RNA INTERFERENCE	WO	ORD	PCT/EP02/11972	25-Okt-2002	Transferred to inventors	WO 03/035083 A1	01-Mai-2003
		US	ORD	10/493,686	24-Mai-2004	Transferred to inventors
RIB-014.1	SMAD7 INHIBITORS FOR THE TREATMENT OF CNS DISEASES	WO	ORD	PCT/EP02/12221	31-Okt-2002	Expired	WO 03/037368 A2	08-Mai-2003

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-015.1	METHOD FOR INHIBITING THE EXPRESSION OF A TARGET GENE CREATED BY CHROMOSOMAL ABERRATION	DE	ORD	DE 10202419	22-Jan-2002	Abandoned	DE 10202419 A1
RIB-015.2	DOUBLE-STRANDED RNA (dsRNA) AND METHOD FOR USE FOR	WO	ORD	PCT/EP03/00608	22-Jan-2003	Abandoned	WO 03/062423 A2	31-Jul-2003
	INHIBITING EXPRESSION OF A FUSION GENE	US	DIV	11/656,349	22-Jan-2007	Pending
		US	ORD	10/349,320	22-Jan-2003	Issued	US 2003/0190654 A1	09-Okt-2003
RIB-015.3	METHOD FOR INCREASING THE EFFICIENCY OF AN INHIBITOR OF TYROSINE KINASE ACTIVITY	WO	ORD	PCT/EP03/00604	22-Jan-2003	Expired	WO 03/062432 A1	31-Jul-2003
RIB-016.1	DOUBLE-STRANDED RIBONUCLEIC ACID WITH IMPROVED ACTIVITY	DE	ORD	10302421.2-41	21-Jan-2003	Published	1587926	26-Okt-2005
RIB-016.2	LIPOPHILIC DERIVATIVES OF	CA	PCT	2,513,809	21-Jan-2004	ExamReq
	DOUBLE-STRANDED	EP	DIV	Not Yet Assigned		Pending
	RIBONUCLEIC ACID	US	PCT	10/543,048	21-Jul-2005	Published	US-2006-0178324-A1	10-Aug-2006
		EP	PCT	04704041.5-1521	21-Jan-2004	Granted	1587926	26-Okt-2005
		AU	PCT	2004206255	24-Jan-2004	Pending
		WO	ORD	PCT/US2004/001461	21-Jan-2004	CompletedNt	WO 2004/06501 A2	05-Aug-2004

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
RIB-017.1	SiRNA WITH INCREASED	US	PRO	60/479,354	18-Jun-2003	Converted
	STABILITY IN SERUM	EP	PCT	EP 03013296.3-1521	13-Jun-2003	Abandoned
RIB-017.2	DOUBLE-STRANDED RIBONUCLEIC ACID WITH INCREASED EFFECTIVENESS IN AN ORGANISM (II)	EP	PCT	EP 04002374	03-Feb-2004	Abandoned
ALE-017	DOUBLE-STRANDED RIBONUCLEIC ACID	AU	PCT	2004263830	14-Jun-2004	ExamReq
	WITH INCREASED EFFECTIVENESS	EP	PCT	04776539.1	14-Jun-2004	Published	1633770	15-Mrz-2006
	IN AN	GB	PCT	0525640.9	14-Jun-2004	Published	GB2417727	08-Mrz-2006
	ORGANISM	WO	ORD	PCT/US2004/018848	14-Jun-2004	CompletedNt	WO 2005/014782 A3	09-Sep-2005
		EP	PCT	EP 04028066	25-Nov-2004	Abandoned
		US	PRO	60/630,878	24-Nov-2004	Converted
		US	PRO	60/632,403	01-Dez-2004	Converted
ALE-018	RNAi MODULATION OF THE BCR-ABL FUSION GENE AND USES THEREOF	US	PRO	60/630,878	24-Nov-2004	Converted
		US	PRO	60/632,403	01-Dez-2004	Converted
ALE-027	COMPLEX FOR TRANSFERRING AN	US	PRO	60/898,435	30-Jan-2007	Pending

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

CaseNumber	InvTitle	Country	CaseType	AppNumber	FilDate	ApplicationStatus	PubNumber	PubDate
	ANIONIC SUBSTANCE INTO A CELL	US	PRO	60/846,193	21-Sep-2006	Pending
ALE-028	RNAi MODULATION OF SCAP AND THERAPEUTIC USES THEREOF	US	PRO	60/845,289	18-Sep-2006	Pending
ALE-029	GLYCOCONJUGATES OF RNA INTERFERENCE AGENTS	US	PRO	60/925,880	23-Apr-2007	Pending
ALNE-034	COMPOSITIONS AND METHODS FOR INHIBITING EXPRESSION OF THE MYC GENE	US	PRO	60/830,046	10-Jul-2006	Pending
ALNE-035		US	PRO	60/870,253	15-Dez-2006	Pending
		US	PRO	60/846,266	21-Sep-2006	Pending
ALNE-036	COMPOSITIONS AND METHODS FOR INHIBITING EXPRESSION OF A GENE FROM THE EBOLA	US	PRO	60/908,793	29-Mrz-2007	Pending

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Fixed Assets:

Inventory		Purchase		Initial	Book value
no.	Item	date	Depreciation	value €	€
310352	HP Notebook Johann Wirsing	12/21/06	3 years	1,628.-	1.354.75

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Other Assets
1.	All laboratory journals.

2.	All data in the possession of Alnylam Europe specifically related to the development of targets (whether of Alnylam or a partner), including data contained in e-mail, documents, and in bioinformatics databases. For purposes of clarity, Newco shall have access to databases which include information related to structure, design and function of siRNAs which is not target specific after such target-specific information has been removed from such databases.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule B
FIXED ASSETS
[INSERT FIXED ASSETS SCHEDULE]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule C
[RESERVED]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule D
RNAiContract Schedule (Alnylam Europe Spin-off)

Title of Agreement	Name of File	Date of Agreement	Summary
Vertraulichkeitserkläru ng 3i Deutschland GmbH	3i Deutschland GmBH, CDA 020325.pdf	March 25, 2002	NDA imposing confidential obligations on a potential investor
Mutual Confidentiality Agreement between Ribopharma AG and Abbott Bioresearch Center, Inc.	Abbot Bioresearch Center, mCDA 011203.pdf	December 3, 2001	Standard confidentiality agreement.
Confidential Disclosure Agreement	Agilent Technologies mCDA 040301.pdf	March 1, 2004	Standard confidentiality agreement
Confidentiality Agreement between Amersham Biosciences AB and Ribopharma AG	Amersham Biosciences AB, mCDA 030319.pdf	January 26, 2003	Standard confidentiality agreement.
Mutual Agreement of Confidentiality between Ribopharma AG and Amgen Inc.	Amgen, Inc mCDA 030711.pdf	July 11, 2003	Standard confidentiality agreement.
Vertraulichkeitsvereinb arung zwischen Ribopahram AG und Apax Partners Beteiligungsberatung GmbH	Apax Partners Vertraulichkeitsvereinbarung 011105.pdf	November 09, 2001	NDA issued by Apax; Apax will treat all information received by Ribopharma as confidential
Evaluation Agreement between Apoxis SA and Ribopharma AG	Apoxis, SA, mMTA + mCDA 020826 + 020810.pdf	May 22, 2003	Agreement relating to the evaluation of Ribopharma’s siRNA technology and Apoxis’ proprietary molecular target FLIP.
Mutual Confidentiality Agreement between Ribopharma AG and Apoxis SA	Apoxis, SA, mMTA + mCDA 020826 + 020810.pdf	August 10, 2002	Standard confidentiality agreement.
Material Transfer Agreement between Apoxis SA and Ribopharma AG	Apoxis, SA, mMTA + mCDA 020826 + 020810.pdf	September 5, 2002	License to use technology.
Mutual Confidentiality Agreement between Ribopharma AG and Artemis Pharmaceuticals GMBH	Artemis Pharmaceuticals, mCDA 021202.pdf	December 2, 2002	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Secrecy Agreement between Astrazeneca UK Limited and Ribopharma AG	Astrazeneca Secrecy Agreement 020210.pdf	February 10, 2002	Standard confidentiality agreement.
Vertraulichkeitserkläru ng Atlas Venture GmbH	Atlas Venture GmbH Vertraulichkeitserkl,,rung 020306.pdf	March 06, 2002	Atlas confirms confidential treatment of Ribopharma information
Vertrag zur Verpflichtung auf die Geheimhaltung und das Datengeheimnis zwischen Aurigon Life Science GmbH und Ribopharma AG	Aurigon Life Science GmbH Vertrag zur Geheimhaltung April oder Mai 2002.pdf	Not dated	Mutual standard NDA
Secrecy Agreement between Bayer Technology Services GmbH and Alnylam Europe AG	Bayer Technology Services mCDA 050420.pdf	May 2, 2005	Standard confidentiality agreement.
Vertraulichkeitsvereina brung zwischenRibopharma AG und BayTech Venture Capital Beratungs GmbH	BayTech Venture Capital Vertraulichkeitsvereinbarung 020327.pdf	March 27, 2002	NDA with confidentiality obligations on BayTech (potential investor)
Vertrauluichkeitsverein barung zwischen BioAgency Aktienegsellschaft und Ribopharma AG	BioAgencys AG Vertraulichkeitsvereinbarung 020325.pdf	March 20/29, 2002	NDA with potential investor confidentiality obligation for BioAgency
Vertraulichkeitserkläru ng zwischen Ribopharma AG und BioConnect AG	Bio Connect AG Vertraulichkeitserkl,,rung 011102.pdf	October 29/November 02, 2001	Standard mutual NDA
Confidential Disclosure Agreement between Alnylam Europe AG and Bio-Rad	Bio-Rad laboratories, California CDA 060628.pdf	June 28, 2006	Standard Confidentiality Agreement
Letter Agreement, Confidentiality Agreement between Ribopharma AG and Biogeny plc	Biogeny plc, CDA 020913.pdf	September 13, 2002	Standard Confidentiality Agreement
Confidential Disclosure Agreement between Alnylam Europe AG and Bioneer Corporation	Bioneer Corporation, Korea CDA 060227.pdf	February 27, 2006	Standard confidentiality agreement.
Vertraulichkeitsvereinb arung zwischen Ribopharma AG und Dr. Fred Schaebsdau (The BioScienece Ventures Group AG)	BioScience Ventures Group AG Vertraulichkeitsvereinbarung 020704.pdf	July 04, 2002	NDA with potential investor; confidentiality obligations on BioScience

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Mutual Confidentiality Agreement between Boehringer Ingelheim and Ribopharma	Boehringer Ingelheim Austria GmbH mCDA 011207.pdf	December 7, 2001	Standard confidentiality agreement.
Confidentiality Agreement between Breslin Biotech AG and Ribopharma AG	Breslin Biotech AG, CDA 020423.pdf	April 11, 2002	Standard confidentiality agreement.
Confidential Information Agreement between Ribopharma AG and Burrill & Company, LLC	Burrill + Co, LLC CA 02826.pdf	August 26, 2002	Standard confidentiality agreement.
Study Protocol Amendment 2	Charles River Laboratories Study RC3 No 1100_1 050711.pdf	July 11, 2005	Modification of preparation of brain tissue for study number: RC3 No1100/1
Study Request Order	Charles River Laboratories Study RC3 No 1174_1 051124.pdf	November 24, 2005	Order for study number: RC3 No1174/1
Study Request Order	Charles River Laboratories Study RC3 No 1264_1 060406.pdf	April 6, 2006	Order for Study number: RC3 No1264/1
Study Protocol	Charles River Laboratories Study RC3 No 1070_1 050420.pdf	April 20, 2005	Protocol for study number: RC3 No 1070/1
Study Protocol Order	Charles River Laboratories Study RC3 No 1130 051005.pdf	October 5, 2005	Protocol for study number RC3No1130
Study Request Order	Charles River Laboratories Study RC3 No 1348_1 061222.pdf	September 22, 2006	Order for study number: RC3 No1348/1
Material Transfer Agreement between Alnylam Europe AG and The Cleveland Clinic Foundation	Cleveland Clinic Foundation MTA 050701.pdf	July 1, 2005	Transfer of material for research on RNA interference and dsRNA stress response pathways
Bilateral Material Transfer and Evaluation Agreement between Ribopharma AG and Coley Pharmaceutical Group	Coley Pharmaceutical GmbH Bilateral Material Transfer and Evaluation Agreement 021201.pdf	December 1, 2002	Transfer of materials relating to immunomodulatory molecules and RNAi molecules.
Confidentiality Agreement between Coley Pharmaceutical Group and Ribopharma AG	Coley Pharmaceutical GmbH Confidentiality Agreement 020916.pdf	Septemebr 16, 2002	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Material Transfer Agreement between Ribopharma AG and The Trustees of Columbia University in the City of New York acting on behalf of Prof. Cy A. Stein, M.D., Ph.D.	Columbia University, Stein CDA 020826.pdf	October 17, 2002	Transfer of human bc!-2 specific SIRPLEX.
Letter from Hans-Peter Vornlocher to Derek M. Kelaita regarding SIRPLEX protocol	Corvas USA, 020201.pdf	February 1, 2002	Protocol for experiments regarding SIRPLEX
Material Transfer Agreement between Ribopharma AG and Corvas International Inc.	Corvas USA, mCDA and MTA 020108.pdf	January 10, 2002	Transfer of SIRPLEX CI 1-n
Mutual Confidentiality Agreement	Corvas USA, mCDA and MTA 020108.pdf	January 8, 2002	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Deutsches Herzzentrum Munchen des Freistaates Bayern	Deutsches Herzzentrum Munchen CDA 050330.pdf	March 30, 2005	Standard confidentiality agreement.
Mutual Confidentiality/Non-Dis closure Agreement between Stephen A. Scaringe for Dharmacon Research, Inc. and Dr. Ulrich Bodner for RiboPharma AG.	Dharmacon RNA Technologies mCDA 010823.pdf	August 23, 2001
Vereinbarung über Geheimhaltung und Datentransfer zwischen Deutsches Krebsforschungszentrum und Ribopharma AG	DKFZ Vereinbarung uber Geheimhaltung under Materialtransfer 011217.pdf	December 12/17, 2001	Material transfer + non-disclosure agreement regarding HPV
Non Disclosure Agreement for Ribopharma AG by Earlybird Venture Capital	Earlybird Venture Capital CDA 020205.pdf	September 2002	Standard confidentiality agreement.
Evaluation Agreement between Alnylam Europe AG and egene, Inc.	eGene USA, Evaluation Agreement Dr. Lee 050818.pdf	August 18, 2005	Agreement for evaluating the analysis of the Alnylam siRNA constructs.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Ribopharma AG and Epoch Biosciences Inc.	Epoch CDA 040203 FAX.pdf	February 3, 2004	Standard confidentiality agreement.
Vertraulichkeitserkläru ng zwischen Ribopharma AG und equinet Corporate Finance AG	Equinet Corporate Finance AG Vertraulichkeitserkl,,rung 010925.pdf	September 24/25, 2001	Standard mutual NDA with potential investor
Confidential Disclosure Agreement between Ribopharma AG and Eurogentec S.A.	Eurogentec, S.A. CDA 031013.pdf	October 13, 2003	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma and Eurogentec	Eurogentec, S.A. mCDA 020429.pdf	April 29, 2002	Standard confidentiality agreement.
Vereinbarung über den Austausch nicht offengelegter anhängiger Patentanmeldungen und deren Geheimhaltung zwischen Garching Innovation GmbH und Ribopharma AG	Garching Innovation GmbH, Munchen Confidential disclosure agreement re unpublished patent applications 020605.pdf	May 29/June 5, 2002	Mutual NDA regarding Tuschl – patents and Ribopharma RNAi – patents
Material Transfer Agreement between Gen-Probe Incorporated and Ribopharma AG	Gen-Probe CDA 030320.pdf	March 20, 2003	Transfer agreement for oligomers
Confidential Disclosure Agreement between Ribopharma AG and Gen-Probe Incorporated	Gen-Probe CDA 030401.pdf	March 20, 2003	Standard confidentiality agreement.
Material Transfer Agreement between Gen-Probe Incorporated and Ribopharma AG	Gen-Probe CDA 030611.pdf	June 11, 2003	Transfer agreement for reagents to detect siRNA in biological samples
Non-Disclosure Agreement by and between Geneart GmbH and Alnylam Europe AG	GeneArt nCDA 051220.pdf	December 19, 2005	Standard confidentiality agreement.
Secrecy Agreement between Alnylam Europe AG and Schering-Plough	Gensilence France, CDA 041207.pdf	December 7, 2004	Standard confidentiality agreement.
Nondisclosure Agreement between Gilde Investment Management and Ribopharma	Gilde Investment Management, CDA 030313.pdf	March 13, 2003	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Girindus AG	Girindus AG, mCDA 020904.pdf	September 4, 2002	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between GPC Biotech AG and Ribopharma AG	GPC Biotech AG, CDA 030721.pdf	July 8, 2003	Standard confidentiality agreement.
Vereinbarung über Geheimhaltung und Materialtransfer	GSF, DR. Eick Vereinbarung uber Geheimhaltung under Materialtransfer 020313.pdf	March 09/14, 2002	Material transfer and non-disclosure agreement
Material Transfer Agreement between Alnylam Europe AG and Goldyne Savad Institute of Gene Therapy	Hadassah Hebrew University, Prof. E. Galun, MTA 061101.pdf	November 1, 2006	Transfer agreement for specific and mismatched modified single-stranded antagomirs
Confidential Disclosure Agreement between Alnylam Europe AG and PD Dr. Josef Rosenecker at the Dr. von Haunersches Kinderspital	Haunersches, Dr. von Kinderspital CA Dr. J. Rosenecker 050820.pdf	August 20, 2005	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Hayashi Kasei co.	Hayashi Kasei co., Ltd., Osaka CDA 060721.pdf	July 21, 2006	Standard confidentiality agreement.
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Heidelberg Innovation Fonds Management GmbH	Heidelberg Innovations-Fonds Management Geheimhaltungsvereinbarung 01122.pdf	November 19/22, 2001	Mutual standard NDA with potential investor
Confidential Disclosure Agreement between Ribopharma AG and IBA GmbH	IBA CA 031027.pdf	October 27, 2003	Standard confidentiality agreement.
Amendment to Evaluation Agreement-Replacement of Replacement Work Plan by 2. Replacement Work Plan and Term Extension between Alnylam Europe AG and IC-Vec Ltd.	IC-Vec Ltd., 2.Amendment to Evaluation Agreement 050225.pdf	October 26, 2005	Amendment of work plan and term of the evaluation agreement effective February 25, 2005 as amended by the Replacement Work Plan, and cover letter agreement thereto, of August 31, 2005.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Alnylam Europe AG and IC-Vec, Ltd.	IC-Vec Ltd.,CDA 050301.pdf	March 1, 2005	Standard confidentiality agreement.
Letter agreement between IC-Vec and Alnylam Europe AG, Evaluation Agreement –Replacement of Work Plan by Replacement Work Plan	IC-Vec Ltd., Replacement Work Plan 050831.pdf	August 31, 2005	Amendment of evaluation agreement effective February 25, 2005, extending the research program and agreeing to carry out further in vivo tests using the Alnylam sequences with another two IC-Vec proprietary delivery reagents.
Vertraulichkeitserkläru ng IKB Venture Capital GmbH	IKB Ventura Capital, Vertraulichkeitserkl,,rung 020322,pdf	March 22, 2002	Standard NDA with potential investor
Mutual Confidentiality Agreement between Ribopharma AG and ILEX Products, Inc.	Ilex Products Inc, mCDA 021120.pdf	November 20, 2002	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Ilex Products, Inc.	Ilex Products Inc, mCDA 021120.pdf	November 19, 2002	Only part of the agreement is included.
Confidential Disclosure Agreement between Ingenium Pharmaceuticals AG and Ribopharma AG	Ingenium Pharmaceuticals CDA 020912.pdf	September 12, 2002	Standard confidentiality agreement.
Mutual Letter of Intent between Ribopharma AG and Ingenium Pharmaceuticals AG	Ingenium Pharmaceuticals Mutual Letter of Intent 021125.pdf	November 25, 2002	Agreement for pilot study to investigate the efficiency of RNAi knock down of defined targets in different murine tissues in vivo.
Mutual Confidentiality Agreement between Ribopharma AG and Innaphase Limited	Innaphase Limited mCDA 031106.pdf	November 6, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Prof. John Chapman	INSERM,Frankreich CDA 040816.pdf	August 16, 2004	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Alnylam Europe AG and Insilico Software GmbH	Insilico Software GmbH Austria mCDA 040707.pdf	July 7, 2004	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Institut Gustave Roussy	Institut G. Roussy mCDA 021213.pdf	December 13, 2002	Standard confidentiality agreement.
Material Transfer Agreement between Ribopharma AG and Institut G. Roussy	Institut G. Roussy MTA 030218.pdf	March 28, 2003	Agreement for investigation of SIRPLEX directed against the GFP mRNA.
Confidential Disclosure Agreement between Ribopharma AG and Integrated DNA Technologies, Inc.	IDT CDA 0401219.pdf	February 19, 2004	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Intradigm Corporation	Intradigm Corp, mCDA 021202.pdf	December 2, 2002	Standard confidentiality agreement.
Mutual Material Transfer Agreement between Ribopharma AG and Intradigm Corporation	Intradigm Corp, mMTA 030603.pdf	June 3, 2003	Agreement for evaluation of RP-Compounds for drug delivery purposes.
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und inventages	Inventages, Dr. G. Wekert Geheimhaltungsvereinbarung 020514.pdf	May 14, 2002	Standard NDA
Secrecy Agreement between Alnylam Europe AG and Inveresk Research International Ltd	Inveresk Scotland, Secrecy Agreement 050224.pdf	February 24, 2005	Standard confidentiality agreement.
Material Transfer Agreement between Alnylam Europe AG and Laboratorio di Genetica Moleoolare, Instituto Gianirina Gaslini	Gaslini, Instituto Giannina Italy MTA 050509.pdf	May 9, 2005	Transfer of material related to short interfering RNA (siRNA) capable of selectively inhibiting the expression of genes potentially involved in the degradation of mutant CFTR protein in cell cultures.
Geheimhaltunsgvereinbar ung zwischen IVONEX GmbH und Ribopharma AG	Ivonex GmbH, Dr. L. Lehnert Geheimhaltungsvereinbarung 011024.pdf	October 24, 2001	NDA regarding A818-6-Hollow-Sphere -Model

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Material Transfer Agreement between Ribopharma AG and KeyNeurotekAG	KeyNeurotek MTA 020724.pdf	July 24, 2002	Transfer of target specific SIRPLEX molecules.
Mutual Confidentiality Agreement between Ribopharma AG and KeyNeurotek AG	KeyNeurotek mCDA 020718.pdf	July 18, 2002	Standard confidentiality agreement.
Mutual Non-Disclosure Agreement between KMT Hepatech, Inc. and Ribopharma AG	KMT Hepatech mCDA 020212.pdf	February 12, 2002	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Labware Ltd. Niederlassung Deutschland	Labware LTD mCDA 031105.pdf	November 5, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Larova Biochemie GmbH and Ribopharma AG	Larova Biochemie GmbH CDA 020416.pdf	April 16, 2004	Standard confidentiality agreement.
Mutual Non-Disclosure Agreement between LBR medical Biotechnology and Ribopharma AG	LBR medical Biotechnology mCDA 020801.pdf	August 1, 2002	Standard confidentiality agreement.
Secrecy Agreement between LCG LifeScience Consulting Group International AG and Ribopharma AG	LCG LifeScience Consulting Group Secrecy Agreement 010518.pdf	May 28, 2001	Standard confidentiality agreement.
Confidentiality Agreement between Life Sciences Partners II B.V. and Ribopharma AG	Life Science Partners II BV CDA 030321.pdf	March 21, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Ribopharma AG and LipoFIT Analytic GmbH i.GR	LipoFIT CDA 040309.pdf	March 9, 2004	Standard confidentiality agreement.
Absichtserklärung (Letter of Intent) von Alnylam Europe AG an LipFIT Analytic GmbH	LipoFIT Letter of Intent.pdf	May 25, 2005	Letter confirming Alnylam’s intention to make use of LipoFIT services in the future
Mutual Confidentiality Agreement between Ribopharma AG and Lonza Ltd.	Lonza Ltd mCDA 030515.pdf	May 15, 2003	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Mutual Confidentiality Agreement between Ribopharma AG and Lynkeus Biotech GMBH	Lynkeus Biotech GmbH mCDA 03117.pdf	January 17, 2003	Standard confidentiality agreement.
Vereinbarung über Geheimhaltung Materialtransfer zwischen Lynkeus Biotech GmbH und Ribopharma AG	Lynkeus Biotech GmbH Vereinbarung uber Geheimhaltung under Materialtransfer 020409.pdf	April 9/May 19, 2002	Standard NDA + MTA
Vereinbarung über Geheimhaltung Materialtransfer zwischen Dr. Stephan Mathas (Max-Delbrück- Centrum für Molekulare Medizin) und Ribopharma AG	Max-Delbruck-Centrum fur Molekulare Medizin, Dr. Stephan Mathas MTA Aug 2002.pdf	August 16/22, 2002	Standard NDA+MTA
Mutual Confidentiality Agreement between Ribopharma AG and Max-Planck-Society, Department of Immunology	Max-Planck-Gesellschaft, Dr. Volker Patzel mCDA 030911.pdf	September 11, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Max-Planck-Institut fur biophysikalische Chemie	Max-Planck-Institut fur biophysikalische Chemie CDA 060626.pdf	June 26, 2006	Standard confidentiality agreement.
Confidentiality Agreement between MediGene AG and Alnylam Europe AG	MediGene AG, CDA 050204.pdf	February 4, 2005	Standard confidentiality agreement.
Geheimhaltungsvertrag zwischen Ribopharma AG und Mediport Venture AG	Mediport Venture GmbH Geheimhaltungsvertrag 02322.pdf	March 22, 2003	Standard NDA with potential investor
Geheimhaltungsvereinbar ung auf Gegenseitigkeit zwischen MediTarget GmbH und Ribopharma AG	MediTarget GmbH Geheimhaltungsvereinbarung auf Gegenseitigkeit 020213.pdf	January 20, 2002	Mutual NDA regarding potential cooperation
Non-Binding Letter of Intent zwischen Ribopharma AG und MediTarget GmbH	MediTarget GmbH Non-binding Letter of Intent 020412.pdf	April 12, 2002	Letter of intent regarding license agreement
Confidential Disclosure Agreement between Ribopharma AG and Merck & Co., Inc.	Merck + Co, Inc CDA 030530.pdf	May 30, 2003	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Disclosure Agreement between Merck & Co., Inc. and Ribopharma AG	Merck + Co, Inc mCDA 030328.pdf	April 28, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Merck KGaA	Merck KGaA CDA 070215.pdf	February 15, 2007	Standard confidentiality agreement.
Korrespondenz zum Lizenz-und Koopertaionsvertrag vom 8.3./16.4.2002; Verzicht seitens Merck auf Kündigungsrecht	Merck KGaA Fusion Alnylam 030813.pdf	August 13, 2003	Letter informing Merck of merger Alnylan/Ribopharma and contingent waiver by Merck, to terminate licence- and cooperation agreement of March 8/April 16, 2002
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Merck KgaA	Merck KGaA Geheimhaltungsvereinbarung 010426.pdf	April 26, 2001	NDA with Merck regarding gene blocking RNA
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Merck KgaA	Merck KGaA Geheimhaltungsvertag 010521.pdf	May 15/21, 2001	NDA with Merck, regarding experimental evaluation of Novel Knock-Down technology
Secrecy Agreement between mice & more GmbH & Co. KG and Ribopharma AG	mice & more GmbH & Co KG Secrecy Agreement 011019.pdf	October 19, 2001	Standard confidentiality agreement.
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Dr. Frank Morich	Morich, Dr. Frank Köln Geheimhaltungsvereinbarung 030321.pdf	March 31, 2003	Standard NDA
Letter agreement between Ribopharma and MVM Limited	MVM, Ltd CDA 030401.pdf	March 27, 2003	Standard confidentiality agreement.
Material Transfer Agreement between Alnylam Europe AG and Netherlands Institute for Developmental Biology	MTA NIDB Clevers 20060518.pdf	May 18, 2006	Transfer agreement for in vivo studies in mice.
Confidential Disclosure Agreement between Alnylam Europe AG and Prof. Dr. Siegfried Neumann	Neumann, Prof. Dr. Siegfried CDA 050621.pdf	June 27, 2005	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Alnylam Europe AG and NEURAXO BIOTEC GmbH	NEURAXO BIOTEC GmbH CDA 050427.pdf	April 27, 2005	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and New York Blood Center	New York Blood Center mCDA 030204.pdf	February 4, 2003	Standard confidentiality agreement.
Forschungs- und Entwicklungsvertrag zwischen Ribopharma AG und november AG	November AG Forschungs –und Entwicklungsvertrag 010418.pdf
gegenseitige Geheimhaltungsvereinbar ung zwischen november AG und Ribopharma AG	November AG Gegenseitige Geheimhaltungsvereinbarung 010131.pdf	January 31, 2001	Standard mutual NDA
Confidentiality and Material Transfer Agreement between Ribopharma AG and Novosom AG	Novosom AG CDA + MTA 030428.pdf	April 28, 2003	Standard confidentiality agreement and transfer agreement for liposomal vectors.
Amendment to the Confidentiality and Material Transfer Agreement between Novosom AG and Alnylam Europe AG dated April 28, 2003	Novosom AG Halle CDA + MTA 030428.pdf	Undated	Amending the deliverables under the original agreement.
Evaluation Agreement between Ribopharma AG and NOXXON Pharma AG	Noxxon PHarma AG Evaluation Agreement 030617.pdf	June 17, 2003	Agreement for evaluation of the efficacy of NOXXON’s proprietary compounds as stabilized iRNA’s in Ribopharma’s siRNA program.
Mutual Confidentiality Agreement between Ribopharma AG and NOXXON Pharma AG	Noxxon Pharma AG mCDA 030204.pdf	February 4, 2003	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Ocimum Biosolutions Ltd.	Ocimum Biosolutions, Ltd mCDA 031106.pdf	November 6, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Oligoengine	Oligoengine CDA 060321.pdf	March 21, 2006	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Alnylam Europe AG and PARI GmbH	PARI CDA 060608.pdf	June 8, 2006	Standard confidentiality agreement.
Vertraulichkeitserklärung der Park Venture Management GmbH	Park Venture Vertraulichkeitserkl,,rung 011206.pdf	December 06, 2001	Standard NDA with potential investor
Mutual Material Transfer Agreement between Pepscan Systems B.V. and Ribopharma AG	Pepscan mMTA 040308.pdf	February 24, 2004	Transfer by Ribopharma of single oligonucleotides and siRNA.
Confidential Disclosure Agreement between Alnylam Europe AG and Pera Group	PERA Innovation Park CDA 050418.pdf	April 18, 2005	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma and Pharm-analyt Labor GmbH.	Pharm-analyt Labor GmbH TM sterreich mCDA 020725.pdf	July 25, 2002	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Proligo LLC. and Ribopharma AG	Proligo, mCDA 010823.pdf	August 23, 2001	Standard confidentiality agreement.
Evaluation Agreement between Proquinase GmbH and Ribopharm A AG	Proginase GmbH Evaluation Agreement 030527.pdf	May 27, 2003	Agreement for Proquinase to evaluate the potency of Ribopharma’s propriety siRNA technology to validate molecular targets.
Confidential Disclosure Agreement between Public Health Service and Ribopharma AG	Public Health Service CDA 020514.pdf	May 14, 2002	Standard confidentiality agreement.
Material Transfer Agreement between QIAGEN GmbH and Alnylam Europe AG	Qiagen GmbH Hilden, 061116 MTA modified siRNA additional signature.pdf	November 20, 2006	Transfer by Qiagen of siRNAs.
General Confidentiality Agreement between RCC Ltd and Ribopharma AG	RCC Ltd CDA 020521.pdf	May 13, 2002	Standard confidentiality agreement.
Secrecy Agreement between responsive GmbH and Riopharma AG	Responsif GmbH Secrecy Agreement 030506.pdf	May 6, 2003	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Fax from Johan De Schepper at RNA-Tec to Dr. Ulrich Bodner at Ribopharma AG	RNA-TEC, NV CDA 021107.pdf	November 11, 2002	Confirming telephone call in which Ribopharma had told RNA-Tec they had chosen another route.
Confidentiality Agreement (three-way) between Pierce Milwaukee LLC, RNA-TEC NV, and Ribopharma AG	RNA-TEC, NV CDA three-way 011126.pdf	November 26, 2001	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and RNA-TEC NV	RNA-TEC, NV mCDA 020429.pdf	April 29, 2002	Standard confidentiality agreement.
Vereinbarung über Geheimhaltung und Materialtransfer zwischen Prof. Dr. Walter Aulitzky (Robert Bosch Krankenhaus) und Ribopharma AG	Robert Bosch Gesselschaf Vereinbarung uber Geheimhaltung und Materialtransfer 010919.pdf	September 19, 2001	Confidentiality and MTA
Vertrag über Auftragsforschung zwischen Ribopharma AG und Robert Bosch Gesellschaft für medizinische Forschung mbH	Robert Bosch Gesellschaft Vertrag uber Auftragsforschung 030601.pdf	July 3, 2003	Research collaboration agreement including correspondence and minutes to a meeting relating thereto
Confidentiality Agreement between Roche Diagnostics GmbH and Ribopharma AG	Roche, Diagnostics CDA 030717.pdf	July 17, 2003	Standard confidentiality agreement.
Confidentiality Agreement between Ribopharma AG and Salus Therapeutics Inc.	Salus Therapeutics CDA 020529.pdf	May 29, 2002	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Salus Therapeutics Inc.	Salus Therapeutics mCDA 020704.pdf	July 4, 2002	Standard confidentiality agreement.
Material Transfer Agreement between Ribopharma AG and Salus Therapeutics	Salus Therapeutics MTA 020703.pdf	March 2, 2002	Transfer of STV89, STV109, STV91, STV07 and V11A.
Vertraulichkeitsvereinb arung zwischen Schaffer & Collegen GmbH und Ribopharma AG	Schaffer & Collegen CDA 000114.pdf	January 14, 2001	Confidentiality agreement

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Feasibility Agreement between Ribopharma Aktiengesselschaft and Schering Aktiengesselschaft	Schering AG, Berlin Feasibility Agreement 021126.pdf	November 26, 2002	Agreement for generation by Ribopharma of two RNA interference molecules for each of the five targets provided by Schering. Schering will test Ribopharma’s molecules.
Zusammenarbeitsvertrag zwischen Ribopharma AG und Schering Aktiengesellschaft	Schering AG, Berlin Zusammenarbeitsvertrag 020523.pdf	May 28, 2002	Collaboration agreement
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Hubert Schwarz und Dr. Rainer Apfel	Schwarz Herbert, Dr. Rainer Apfel Geheimhaltungsvereinbarung 011012.pdf	October 12, 2001	Confidentiality agreement
Confidential Disclosure Agreement between Alnylam Europe AG and SciMax, Scientific Software Distribution	SciMax Nurnberg CDA 040802.pdf	August 2, 2004	Standard confidentiality agreement.
Confidential Disclosure Agreement between Ribopharma AG and Sequitur Inc.	Sequitur CDA 030827.pdf	August 2?, 2003
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Margaret und Werner Siegel	Siegel, Margaret und Werne Geheimhaltungsvereinbarung 010914.pdf	September 14, 2001	Confidentiality agreement
Secrecy Agreement between responsive GmbH and Ribopharma AG	Ribozyme GmbH Secrecy Agreement 030506.pdf	May 6, 2003	Standard confidentiality agreement.
Confidentiality Agreement between Ribozyme Pharamceuticals, Inc. and Ribopharma AG	Ribozyme Pharmaceuticals, Inc CDA 010824.pdf	August 24, 2007	Standard confidentiality agreement.
Amended and Restated Confidentiality Agreement between Ribozyme Pharmaceuticals and Ribopharma AG	Ribozyme Pharmaceuticals, Inc CDA 030305.pdf	March 4, 2003	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidentiality Agreement	Ribozyme Pharmaceuticals, Inc CDA 030305.pdf	August 15, 2002	Standard confidentiality agreement.
Amended and Restated Confidentiality Agreement between Ribozyme Pharmaceuticals and Ribopharma AG	RPI CDA 030304.pdf	August 24, 2002	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and Solvias AG	Solvias AG mCDA 030123.pdf	January 23, 2003	Standard confidentiality agreement.
Mutual Confidentiality Agreement between Ribopharma AG and	Switch Biotech AG mCDA 020116.pdf	January 16, 2002	Standard confidentiality agreement.
Switch Biotech AG
Letter amendment to Mutual Material Transfer Agreement between Alnylam and Synvolux Therapeutics B.V.	Synvolux Therapeutics 050214 Letter amendment to MTA.doc	June 14, 2007	Unsigned. Amending when the agreement will be terminated.
Letter amendment to Mutual Material Transfer Agreement between Synvolux Therapeutics B.V. and Ribopharma AG	Synvolux Therapeutics 050228 Letter amendment to MTA.pdf	February 23, 2005	Amendment reinstating agreement dated March 2003.
Mutual Material Transfer Agreement between Ribopharma AG and Synvolux therapeutics B.V.	Synvolux Therapeutics BV mMTA 030324.pdf	March 24, 2003	Agreement for Ribopharma to evaluate SV-Compounds and for Synvolux to evaluate RP-Compounds
Vertraulichkeitserklärung zwischen Süd Venture Capital GmbH und Ribopharma AG	Sud Venture Capital GmbH Vertraulichkeitserkl,,rung 020422.pdf	April 22, 2004	Mutual confidentiality agreement
Geheimhaltungsvereinbar ung zwischen Ribopharma Ag und TATA-Box GmbH & Co KG/Capital Stage Biotech AG	TATA – Box GmbH + CoKG Geheimhaltungsvereinbarung 030324.pdf	September 13, 2001	Confidentiality agreement
Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Techno Start	Techno Start Geheimhaltungsvereinbarung 011220.pdf	December 20, 2001	Confidentiality agreement
Confidential Disclosure Agreement between Alnylam Europe AG and Thirion	Thirion, Munchen CDA 050727.pdf	July 27, 2005	Standard confidentiality agreement.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Quotation from TNO Pharma to Alnylam Europe AG	TNO Netherlands MTA 040619.pdf	May 7, 2004	Quotation for Mouse ApoB analysis on mouse serum or plasma samples.
Mutual Confidentiality Agreement between Ribopharma AG and Transgenomic, Inc.	Transgenomic Inc mCDA 030201.pdf	February 1, 2003	Standard confidentiality agreement.
Confidential Disclosure Agreement between Alnylam Europe AG and Trilink Biotech	TriLink, California 060512 CDA.pdf	May 12, 2006	Standard confidentiality agreement.
Vertrag über eine Forschungskooperation zwischen Ribopharma AG und Technische Universität München	TU München Klinikum Dr. Duyster Vertrag über eine Forschungskooperation 030801.pdf	August 25, 2003	Research collaboration agreement
Geheimhaltungsvereinbarung zwischen Ribopharma AG und Technische Universität München, Lehrstuhl für Rechnertechnik und Rechnerorganisation	TU München, Dr. Meier Geheimhaltungsvereinbarung 020426.pdf	April 26, 2002	Standard confidentiality agreement
Mutual Confidentiality Agreement between Ribopharma AG and Tufts University	Tufts Universit,,t mCDA 030305.pdf	March 5, 2003	Standard confidentiality agreement.
Confidential Information Non-Disclosure Agreement between Ribopharma AG and TVM Techno Venture Management	TVM Techno Ventura Management GmbH CDA 020213.pdf	February 13, 2002	Standard confidentiality agreement
Material Transfer Agreement between Alnylam Europe AG and Universitat Bayreuth	UNI Bayreuth, MTA 050513.pdf	May 13, 2005	Supply of material for development of methods for the detection and, optionally, quantitation of short interfering RNA in cells and tissues.
Bestätigung der Universität Bayreuth re:
Nebentätigkeitsgenehmig ung, Verzicht auf Geletenmachugn von Rechten an Arbeitsergebnissen	UNI Bayreuth, Dr. S. Geimer confirmation of rights 060209.pdf	February 9, 2006	Letter from UNI Bayreuth that UNI will not claim rights

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Geheimhaltungsvereinbarung zwischen Ribopharma AG und Dr. Jochen Balbach	UNI Bayreuth, Dr.Jochen Balbach Geheimhaltungsvereinbarung 010927.pdf	October 5, 2001	Confidentiality agreement
Vereinbarung über die Durchfürhung eines Untersuchungsprojektes mit Technologieberatung zwischen Alnylam Europe AG und Dr. Stefan Geimer	UNI Bayreuth, technology development agreement Geimer 060220.pdf	February 20, 2006	Agreement relating to the research conducted by Geimer
Geheimhaltungsvereinbarung zwischen Ribopharma AG und Prof. Dr. Detlef Schuppan	UNI Erlangen, Prof. Dr. Detlef Schuppan Geheimhaltungsvereinbarung 010330.pdf	April 2, 2001	Confidentiality agreement and correspondence relating to the research collaboration agreement of August 9, 2001
Vertrag über Auftragsforschung zwischen Freistaat Bayern/Universitätsklin ikum Erlangen und Ribopharma AG	UNI Erlangen, Prof. Dr. Detlef Schuppan Vertrag ber Forschungsvorhaben 010601.pdf	August 9, 2001	Research collaboration agreement including amendments and correspondence thereto
Vereinbarung über Geheimhaltung und Materialtransfer zwischen Institut für Biochemie der Universität Erlangen-Nürnberg und Ribopharma AG	UNI Erlangen, Prof. Dr. M. Wegner Vereinbarung ber Geheimhaltung und Materialtransfer 020613.pdf	June 13, 2002	Confidentiality and MTA
Vertrag über eine Forschungskooperation zwischen Ribopharma AG und Freistatt Bayern/Universitätsklin ikum Erlangen	UNI Erlangen, Dr. Christian Hugo Vertrag ber eine Forschungskooperation 030910.pdf	September 10, 2003	Research collaboration agreement
Bestätigung der Universität Erlnagne-Nürneberg re:	UNI Erlangen, Dr. Rolf Kapust 040303 Confirmation of transfer of rights.pdf	March 5, 2004	Confirmation of transfer rights in invention to Ribipharma
Übertragung von Rechten an Diensterfindung (Therapie des Panreaskarzinoms mit dsRNA) auf Ribopharma AG
Vereinbarung über Geheimhaltung und	UNI Freiburg, Prof. Dr. Georg Bauer Vereinbarung #ber Geheimhaltung und	January 27, 2003	Confidentiality and MTA

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Materialtransfer zwischen Prof. Dr. Georg Bauer (Universität Freiburg) und Ribopharma AG	Materialtransfer 030121.pdf		including correspondence, including sketches marked as CONFIDENTIAL

Research and Development Agreement between Alnylam Europe AG and Univesitat Giessen School of Medicine, Department of Medicine II and Dr. Oliver Eickelberg, M.D.	UNI Giessen Eickelberg Research and Development Agreement 050706.pdf	July 6, 2005	Agreement for research by Dr. Eickelberg regarding the human cardiopulmonary system.

Confidential Disclosure Agreement between Alnylam Europe AG and Oliver Eickelberg	UNI Giessen nCDA Eickelberg 040125.pdf	January 25, 2004	Standard confidentiality agreement.

Confidential Disclosure Agreement between Alnylam Europe AG and Oliver Eickelberg	UNI Giessen nCDA Eickelberg 050125.pdf	January 25, 2005	Standard confidentiality agreement.

Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Prof. Dr. Kalthoff (Universität Kiel)	UNI Kiel, Prof. Dr. Holger Kalthoff Geheimhaltungsvereinbarung 011022.pdf	October 22, 2001	Confidentiality agreement, obligating recipient (Kalthoff)

Vereinbarung über Geheimhaltung und Materialtransfer zwischen Prof. Dr. Kalthoff (uni Kiel) und Ribopharma AG	UNI Kiel, Prof. Dr. Holger Kalthoff Vereinbarung #ber Geheimhaltung und Materialtransfer 011214.pdf	December 14, 2001	MTA

Vertrag über Auftragsforschung zwischen Universitätsklinkum Kiel und Ribopharma AG	UNI Kiel, Prof. Dr. Holger Kalthoff Vertrag #ber Auftragsforschung 020911.pdf		Agreement on research to be conducted by UNI Kiel

Material Transfer Agreement between Alnylam Europe AG and Institut fur Pharmakologie und Toxikologie Medizinische Forschungseinheiten Philipps-Universitat Marburg	UNI Marburg, Aigner, Gudermann CDA 050216 and MTA 050509 fully signed.pdf	May 9, 2005	Agreement for transfer from Alnlym of materials used to verify and evaluate the ability of short interfering RNA to inhibit or prevent uncontrolled cell growth in animal models of cancer.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Confidential Disclosure Agreement between Alnylam Europe AG and Universitat Marburg, Pharmakologisches Institut	UNI Marburg, Aigner, Gudermann MTA 050509.pdf	February 16, 2005	Standard confidentiality agreement.

Material Transfer Agreement between Alnylam Europe AG and Monash University	UNI Monash, Dr. Ianello MTA 060801.pdf	August 1, 2006	Agreement for transfer of material from Alnylam of SiRNA constructs.

Letter agreement between Monash University and Alnylam Re: Material Transfer Agreement of Aug. 1, 2006, between Monash University and Alnylam Europe AG; letter amendment	UNI Monash, Dr. Iannello; MTA 070328 letter amendment.pdf	March 28, 2007	Broadening the scope of the collaboration.

Service Agreement between Alnylam Europe AG and Steinbeis GmbH & Co. KG fur Technologietransfer	iServices Service Agreement 050915.pdf	September 15, 2005	Agreement for evaluation by iServices of materials delivered by Alnylam.

Material Transfer Agreement between Alnylam Europe AG and Max von Pettenkofer Institut	UNI München MTA Koszinowski 060627.pdf	June 27, 2006	Agreement for transfer from Alnylam of antagomirs.

Schreiben der Alnylam Europe AG betreffend Apppendix A zu nachstehendem MTA vom 27. Juni 2006	UNI München MTA Koszinowski 060717 Appendix A Version 2.pdf		Cover letter w/amended Appendix A to MTA below

Confidential Disclosure Agreement between Alnylam Europe AG and Max von Pettenkofer Institut	UNI München, CDA Koszinowski 060627.pdf	June 27, 2006	Standard confidentiality agreement.

Confidential Disclosure Agreement between Alnylam Europe AG and Dr. Gunther Hartmann	UNI München, Dr. Gunther Hartmann CDA 050101.pdf	January 1, 2005	Standard confidentiality agreement.

Vertrag über Forschung zwischen Klinikum der Uni München und Ribopharma AG	UNI München, Klinikum Vertrag Forschungsvereinbarung 010801.pdf	November 27, 2001	Agreement on research to be conducted by UNI Muenchen

Geheimhaltungsvereinba	UNI München, Prof. Dr. Bernd Engelmann	July 3, 2001	Confidentiality

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
rung zwischen Ribopharma AG und Dr. Bernd Engelmann (Uni München, LMU)	Geheimhaltungsvertrag 010703.pdf		agreement, obliging recipient

Mutual Confidentiality Agreement between Ribopharma AG and Pohang University of Science and Technology, Dept. of Life Sciences	UNI Pohang mCDA 030326.pdf	March 26, 2003	Standard confidentiality agreement.

Letter agreement from Byeang Hyean Kim, Ph.D. to Alnylam Europe AG	UNI Pohang MTA 040702.pdf	June 21, 2004	Making available to Alnylam Chemical Substances L, L* and X.

Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Hubert Schwarz und Dr. Rainer Apfel	Schwarz Herbert, Dr. Rainer Apfel Geheimhaltungsvereinbarung 011012.pdf	October 12, 2001	Confidentiality agreement obliging recipient (Schwarz, Apel)

Geheimhaltungsvereinbar ung zwischen Ribopharma AG und Dr. Gerhard Giegerich und Dr. Andreas Steinbrecher	UNI Regensburg, Dr. Gerhard Giegerich Dr. Andreas Steinbrecher Geheimhaltungsvereinbarung 010816.pdf	August 16, 2001	Mutual confidentiality agreement

Vereinbarung über Geheimhaltung uns Materialtransfer zwischen Dr. Spruß (Uni Regensburg) und Ribopharma AG	UNI Regensburg, Dr.Thilo Spruss Vereinbarung ber Geheimhaltung und Materialtransfer 021002.pdf	October 2, 2002	MTA obliging recipient

Forschungsvertrag zwischen Ribopharma AG und Freistaat Bayern/Uniklinik Regensburg	UNI Regensburg, Prof. Dr. Ulrich Bogdahn Forschungsvertrag 010621.pdf	June 21, 2001	Agreement on research to be conducted by UNI Regensburg

Vereinbarung über Geheimhaltung und Materialtransfer zwischen Dr. Klaus Pfizenmaier und Ribopharma AG	UNI Stuttgart, Prof. Dr. Kaus Pfizenmaier Vereinbarung ber Geheimhaltung und Materialtransfer 020131.pdf	January 31, 2002	MTA obliging recipient

Vertrag über Auftragsforschung zwischen Ribopharma AG und Uni Stuttgart	UNI Stuttgart, Prof. Dr. Klaus Pfizenmaier Vertrag ber Auftragsforschung 030910.pdf	September 15, 2003	Agreement on research to be conducted be UNI Stuttgart

Erklärung von Dr. Olaf Heidenreich re:
Verzicht auf Verfolgung			Declaration of Dr. Heidenreich re:
Patentanmeldung WO 03/062423	UNI Tuebingen, Dr. Olaf Heidenreich 040716 Inventor forfeits his rights.pdf	July 12, 2004	waiver of rights to invention

Vereinbarung über	UNI Tuebingen, MTA Heidenreich 011207.pdf	December 7,	MTA obliging

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Geheimhaltung und Materialtransfer zwischen Dr. Olaf Heidenreich und Ribopharma AG		2001	recipient

Vereinbarung über Geheimhaltung und Materialtransfer zwischen Dr. Volker Wachek und Ribopharma AG	UNI Wien, Dr. Volker Wacheck Vereinbarung ueber Materialtransfer 011115.pdf	November 15, 2001	MTA obliging recipient

Vertrag über Auftragsforschung zwischen Uniklini Wien und Ribopharma AG	UNI Wien, Dr. Volker Wacheck Vertrag ueber Auftragsforschung 020401.pdf	July 22, 2002	Agreement on research to be conducted by UNI Wien

Vertrag über eine Forschungskooperation zwischen Ribopharma AG und Uniklinik Wien	UNI Wien, Dr. Volker Wacheck Vertrag ueber eine Forschungskooperation 030502.pdf	May 2, 2003	Agreement on research to be conducted by UNI Wien

Vereinbarung über Geheimhaltung und Materialtransfer zwischen PD Dr. Harald Wjant und Ribopharma AG	UNI Wuerzburg, Prof. Dr. Harald Wajant Vereinbarung ber Geheimhaltung und Materialtransfer 011004.pdf	October 4, 2001	MTA obliging recipient

Vertrag über Auftragsforschung zwischen Ribopharma AG und Freistaat Bayern/Uni Würzburg	UNI Wuerzburg, Prof. Dr. Harald Wajant Vertrag ber Auftragsforschung 030901.pdf	August 25, 2003	Agreement on research to be conducted by UNI Wuerzburg

Vereinbarung über Geheimhaltung und Materialtransfer zwischen Prof. Dr. Ulf Rapp (Uni Würzburg) und Ribopharma AG	UNI Wuerzburg, Prof. Dr. Ulf Rapp MTA 020123.pdf	January 23, 2002	MTA obliging recipient

Vereinbarung über Geheimhaltung und Materialtransfer zwischen Prof. Dr. Ulf Rapp (Uni Würzburg) und Ribopharma AG	UNI Wuerzburg, Prof. Dr. Ulf Rapp Vereinbarung ber Geheimhaltung und Materialtransfer 020123.pdf	January 23, 2002	MTA obliging recipient

Confidential Disclosure Agreement between Unibioscreen SA and Alnylam Europe AG	Unibioscreen mutual CDA 070214.pdf	February 13, 2007	Standard confidentiality agreement.

Mutual Confidentiality Agreement between Ribopharma AG and Unibioscreen SA	UNIBIOSCREEN SA mCDA 030415.pdf	April 15, 2003	Standard confidentiality agreement.

Vertrag über die Durchführung von	UNIklinikum Ulm Vertrag Forschungsarbeiten.pdf	December 16, 2005	Agreement on research to be

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Fiorschungsarbeiten zwischen Uniklinik Ulm und Alnylam Europe AG			conducted by Uniklinikum Ulm to study establishment of rhoA immunhistochemie....

Material Transfer Agreement between Alnylam Europe AG and Institut for Neuropathologie und Deutsches Hirntumor Referenzzentrum Universitatsklinkikum Bonn	Universit,,tsklinikum Bonn MTA 040723.pdf	July 23, 2004	Agreement for transfer by Alnylam of material relating to the study of short interfering RNA.

Material Transfer Agreement between Ribopharma AG and Berlin represented by Universitatsklinikum Charite in this case acting for PD Dr. med. Michael Hocker	Charit, Berlin, Dr. Michael H“cker MTA 031223.pdf	January 23, 2003	Agreement for transfer by Ribopharma of Sirplex molecules.

Vertrag über die Durchführung von Forschungsarbeiten zwischen Uniklinik Ulm und Alnylam Europe AG	Universit,,tsklinikum Ulm MTA 050411.pdf	April 25, 2005	Agreement on research to be conducted by Uniklinikum Ulm

Vertraulichkeitsvereinb arung zwischen VCAV GmbH und Ribopharma AG	VCAC GmbH Venture Capital Agent&Cons Vertraulichkeitsvereinbarung 011025.pdf	October 25, 2001	Confidentiality agreement obliging VCAC

Vertraulichkeitserkläru ng der Venture Partner GmbH	Venture Partner Investment Beratungsgesellschaft Vertraulichkeitserkl,,rung 000921.pdf	September 21, 2000	Confidentiality agreement obliging Venture Partner

Vertraulichkeitserkläru ng der Wellington Partners Venture Capital GmbH	Wellington Partners Venture Capital Vertraulichkeitsvereinbarung 020318.pdf	March 18, 2002	Confidentiality agreement obliging Wellington partners

Geheimhaltungsverpflich tung der Wind GmbH	Wind GmbH Geheimhaltungsverpflichtung 030515.pdf	May 15, 2003	Confidentiality agreement under which Wind is obliged

Materials Transfer and License Option Agreement between XTL Biopharmaceuticals Ltd. and Ribopharma AG	XTL Biopharmaceuticals Entwurf MTA.pdf	December 1, 2001	Agreement for study of certain compounds showing potential activity against the Hepatitis C Virus.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Mutual Nondisclosure Agreement between XTL Pharmaceuticals Ltd. and Ribopharma AG	XTL Biopharmaceuticals mCDA 011126.pdf	November 26, 2001	Standard confidentiality agreement.

Confirmation:
Generelle Endverbleibserklärung Ribopharma AG	Alexis Deutschland GmbH Endverbleibserkl,,rung 020710.pdf	July 16, 2002	All products supplied by Alexis will be used in compliance with applicable regulations

Business Premises Lease Agreement	Alnylam Europe Premises Lease Agreement.pdf	March 1, 2002	Lease agreement between Antera Projektentwicklungs- GmbH & Co. and Ribopharma AG for property at Fritz-Hornschuch-Str . 9
General Contracts

Title of Agreement	Name of File	Date of Agreement	Summary
Amendment to Contract Research and Development Agreement between Alnylam Pharmaceuticals, Inc., Alnylam US, Inc. and Alnylam Europe AG	Alnylam Holding Contract R+D Agreement Amendment 2.pdf	March 22, 2004	Amending Contract Research and Development Agreement dated August 31, 2003, to change, among other things, the guidelines applying to employee inventions.

Loan for Test Use between Amaxa GmbH and Alnylam Europe AG	Amaxa GmbH K“ln 040730 MTA.pdf	July 30, 2004

Mietvertrag über gewerbliche Flächen/Räume Büro	Lease contract Munich office	14.05.2003	Lease agreement regarding 190m [2] of office space in Munich; term ending May 31, 2008.

Vereinbarung zwischen BIOCOMMUNICATIONS.net GmbH und Ribopharma AG	Biocommunications net Vereinbarung 020802	02.08.2002	Agreement regarding provision of public relations

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
services to Ribopharma AG exclusively by Biocommunications.net

Confidential Disclosure Agreement between Ribopharma AG and Dr. Jochen Birkenhager	Birkenh,,ger, Dr Jochen CDA 030616.pdf	June 1, 2003	Standard confidentiality agreement.

Geheimhaltungsvereinb arung	DEWB Geheimhaltungsvereinbarung 020218	18.02.2002	NDA with venture capital company

Elsevier License Agreement	ELSEVIER, Amsterdam Licence Agreement 040901.pdf	September 1, 2004	License granted by Elsevier B.V. for BiotechSelect Collection

First Amendment to Elsevier License Agreement	ELSEVIER, Amsterdam Licence Agreement 050601.pdf	June 1, 2005	Amendment to License Agreement dated September 1, 2004, extending term of the agreement and replacing licensed product with BTS Freedom Collection.

Second Amendment to Elsevier License Agreement	ELSEVIER, Amsterdam Second Amendment to Elsevier Licence Agreemet 070125.pdf	October 10, 2006	Agreement amending License Agreement dated September 1, 2004, extending the term of the agreement and replacing licensed products with BTS Freedom Collection.

Second Amendment to ELSEVIER Licence Agreement	ELSEVIER, Amsterdam Second Amendment to Elsevier Licence Agreemet 070125	16.10.2006	Extension of the above agreement until December 31, 2007

ScienceDirect Invoice	Elsevier05.pdf	January-October 2005	Invoices from ScienceDirect for Transactional Access.

Geheimhaltungsvereinb arung	Express translations GmbH Geheimhaltungsvereinbarung 010913	13.09.2001	NDA with translation office

Agreement on the S Online use of t Databases via FIZ	TN FIZ Karlsruhe 040625 Agreement on he Online Use of Databases.pdf	June 25, 2004	Agreement for access to

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Karlsruhe, STN Service Center Europe			databases implemented at the STN Service Centers and online ordering of services by third parties.

Geheimhaltungsvereinb arung	Hypo Vereinsbank, München Geheimhaltungsvereinbarung 010913	13.09.2001	NDA with bank regarding non-disclosure of confidential information about Ribopharma AG

Mutual Confidentiality Agreement between Ribopharma AG and Integ Labordatensysteme GMBH	INTEG mCDA 031103.pdf	November 3, 2003	Standard confidentiality agreement.

Mutual Confidentiality Agreement	INTEG mCDA 031103	03.11.2003	Mutual NDA regarding mutual working relationship with INTEG

Confidential Disclosure Agreement between Alnylam Europe AG and Kesper IT Consulting	Kesper IT, CDA 051026.pdf	October 26, 2005	Standard confidentiality agreement.

Business Premises Lease Agreement between Anterra Projektentwicklungs-G mbH & Co. and Ribopharma AG	Alnylam Europe Premises Lease Agreement.pdf	March 1, 2002	Lease for property at Fritz-Hornschuch-Str . 9, including Addendum No. 1, Addendum No. 2, Addendum No. 3, Addendum No. 4, and Addendum No. 5

Geheimhaltungsvereinb arung	Lengua Translations, Wichmann Geheimhaltungsvereinbarung 010913	13.09.2001	NDA with translation office to protect confidentiality of Ribopharma information

Geheimhaltungsvereinb arung	Müller, Dr. Heidemarie München Geheimhaltungsvereinbarung 010904	04.09.2001	NDA with provider of patent management services to protect confidentiality of Ribopharma information

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Mutual Confidentiality Agreement between Ribopharma AG and Mrs. Prof. Dr. Andrea M.A. Pfeifer	Pfeifer, Prof. Dr. Andrea Schweiz mCDA 030205.pdf	February 5, 2003	Standard confidentiality agreement.

Makler-Auftrag	Schneider u Prell, München	29.04.2001	Agreement with real estate broker to find tenants for Munich office of Ribopharma

Email from ScienceDirectNL to Andreas Bossko, Subject: Activation Letter for BioTechSelect	Activation Letter for BioTechSelect .htm	September 13, 2004	Notice of access to content from BiotechSelect

Geheimhaltungsvereinb arung	Übersetzungsbüro Teichmann Geheimhaltungsvereinbarung 010913	13.09.2001	NDA with translation office to protect confidentiality of Ribopharma information
Licensing Agreements

Title of Agreement	Name of File	Date of Agreement	Summary
Lizenz- und M Kooperationsvertrag K	erck KGaA Lizenz-und ooperationsvertrag 020416.pdf	April 16, 2004

Letter from Bristol-Myers Squibb Company to Alnylam Europe AG Re: Cre-Lox License B	MS 060209 nCDA Cre-Lox License.pdf	February 9, 2006	Letter confidentiality agreement whereby Alnylam agrees to keep the Cre-Lox license agreement and all of its terms and conditions confidential.

Schreiben der Viktoria Versicherung re:	Victoria Versicherung letter coverage for license agreement.pdf
Betriebshaftpflichtv ersicherung und Versicherungs- und Deckungssummen.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
First Amendment to the Material Transfer Agreement signed November 24, 2003 between Ribopharma AG and Deutsches Krebsforschungszentrum	DKFZ MTA and license green mice 031124 1st amendment.pdf	October 26, 2006	Amendment to the Material Transfer Agreement between Ribopharma AG and DKFZ.

Material Transfer Agreement between Ribopharma AG and Deutsches Krebsforschungszentr D um 0	KFZ MTA and license green mice 31124.pdf	November 24, 2003	Agreement governing the disclosure of by DKFZ of certain biological material under the control of Dr. Bernd Arnold.

Fax from IP Merchandisers to Alnylam Europe AG RE: Your Notice I Letter dated L February 19, 2006 L	P Merchandisers Heidelberg icence Agreement 070219 Notice etter.pdf	February 19, 2007	Letter from IP Merchandisers accepting Alnylam’s notice for termination of the “Non-exclusive License Agreement for Internal Research Only”

Non-Exclusive License Agreement for Internal Research Use Only between IP Merchandisers GmbH & Co. KG and I Alnylam Europe AG L	P Merchandisers TET-System 060206 icence contract.pdf	February 6, 2006	Grant of non-exclusive license for use of the TET-System and TET-Product(s) for the purpose of conducting in-house research for Alnylam’s own, internal purposes.

Letter from Alnylam Europe AG to IP Merchandisers GmbH & Co. KG RE: License agreement between IP Merchandise GmbH & Co. KG, TET Systems Holdings GmbH & Co. KG, and Alnylam Europe AG, effective February 6, 2006
	IP Merchandisers TET-System 070219 License Termination.pdf	February 19, 2007	Letter from Alnylam terminating License Agreement dated February 6, 2006.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Corporate documents

Title of Agreement	Name of File	Date of Agreement	Summary
Versicherungsschein der Victoria Haftpflichtversicherung	1 Victoria plant third party insurance 060511.pdf	May 11, 2006	Insurance policy re: third party liability of pharmaceutical opreations

Versicherungsscgein der DARAG: Betriebs-Vielschutz- Versicherung	2 Darag combined property insurance 061221.pdf	March 8, 2007	Insurance policy re: multi damages property insurance

Nachtrag Zürich Versicherungs AG: gebündelte Sachversicherung	2 Z rich combined property insurance 040308.pdf	March 18, 2004	Amendment to insurance policy re: multi damages property insurance

Versicherungsschein DARAG: Mittelständische Betriebsunterbrechun gs-Versicherung	3 Darag operations interruption insurance 061221.pdf	March 8, 2007	Insurance policy re: operations interruption insurance

Nachtrag Zürich Versicherungs AG: Feuer Betriebsunterbrechun gs-Versicherung	3 Z rich operations interruption insurance 040308.pdf	March 18, 2004	Amendment to insurance policy re: operations interruption insurance

Versicherungsschein Alte Leipziger Versicherung AG: Elektronikversicherung	4 Alte Leipziger electronic insurance 000908.pdf	October 6, 2000	Insurance policy re: electronic equipment insurance

Versicherungsschein Gothaer Allgemeine Versicherung AG: Elektronikversicherung	4 Gothaer electronic insurance 030912.pdf	October 9, 2003	Insurance policy re: electronic equipment insurance

Nachtrag Versicherungsschein Gothaer Allgemeine Versicherung AG: Unfallversicherung	5 Gothaer accident insurance 051125.pdf	December 10, 2005	Amendment to insurance policy re: accident insurance covering AB, RK and HPV.

Versicherungsschein Generali Versicherung AG:	6 Generali third party car insurance 060523.pdf	July 7, 2006	Insurance policy: third party car insurance, HPV
Kraftfahrtversicherung

Versicherungsschein Generali Versicherung AG:	6 Generali third party car insurance 061121.pdf	December 28, 2006	Insurance policy: third party car insurance, RK
Kraftfahrtversicherung

Versicherungsschein Versicherungskammer Bayern:	6 Versicherungskammer Bayern third party car insurance 061108.pdf	January 18, 2007	Insurance policy: third party car insurance, AB
Kraftfahrtversicherung

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Stromliefervertrag E.ON Power value	9 E_ON Bayern energize pact 021121.pdf	November 25, 2002	Agreement on supply of electricity and correspondence relating thereto

Inanspruchnahme Diensterfindungen	Bramlage Birgit.pdf	July 28, 2006 ; February 23, 2006; July 28, 2006	Letters to employee notifying employee of claim, by company, to rights in inventions made by employee

Inanspruchnahme Diensterfindung	Constien Rainer.pdf	July 28, 2006	Letter to employee notifying employee of claim, by company, to rights in invention made by employee

Vereinbarungen über Diensterfindung; Inanspruchnahme Diensterfindungen	Geick Anke.pdf	Agreements : July 1, 2003; Letters: November 13, 2006; February 22, 2006; November 13, 2006; November 13, 2006; November 13, 2006	Agreements on transfer of right in service inventions; letters to employee notifying employee of claim, by company, to rights in inventions made by employee

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Vereinbarungen über Diensterfindung; Inanspruchnahme Diensterfindungen	Hadwiger Philipp.pdf	Letters: February 22, 2006; February 23, 2006,; November 13, 2006; Agreement April 5, 2005; Letter: January 19, 2005; Agreement:April 6, 2005; Letter September 23, 2004; Agreements: April 6, 2005; April 5, 2005; Letter March 24, 2005; Agreements: July 9, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003	Agreements on transfer of right in service inventions; letters to employee notifying employee of claim, by company, to rights in inventions made by employee

Inanspruchnahme Diensterfindung; Vereinbarung über Diensterfindungen	John Matthias.pdf	Letters: July 11, 2005; Agreement: July 10, 2003; November 13, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003	Letter to employee notifying employee of claim, by company, to rights in inventions made by employee; Agreements on transfer of right in service inventions

Vereinbarung über Diensterfindung	Limmer Sylvia.pdf	Agreements: July 3, 2003; July 3, 2003; July 3, 2003; July 3, 2003; July 3, 2003; July 3, 2003	Agreements on transfer of right in service inventions

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Vereinbarung über Diensterfindung	Lorenz Christina.pdf	June 30, 2003	Agreement on transfer of right in service invention

Inanspruchnahmen Diensterfindung; Vereinbarungen über Diensterfindung	Röhl Ingo.pdf	Letters: February 22, 2006; February 23, 2006; Agreements: April 6, 2005; April 6, 2005; Letter: September 23, 2004	Letters to employee notifying employee of claim, by company, to rights in inventions made by employee; Agreements on transfer of right in service inventions

Vereinbarung über Diensterfindung	Seiffert Stephan.pdf	Agreement: April 6, 2005	Agreement on transfer of right in service invention

Inanspruchnahmen Diensterfindung; Vereinbarung über Diensterfindung	Soutschek Jürgen.pdf	Letters: November 13, 2006; November 13, 2006; Agreement: April 5, 2004; Letters: January 1, 2005; November 13, 2006; April 18, 2005; July 11, 2005	Letters to employee notifying employee of claim, by company, to rights in inventions made by employee; Agreement on transfer of right in service inventions

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Inanspruchnahmen Diensterfindung	Tan Pamela.pdf	Letters: November 13, 2006; July 28, 2006; July 28, 2006; July 28, 2006; July 28, 2006; February 22, 2006; February 23, 2006; November 13, 2006; November 13, 2006; November 13, 2006; July 28, 2006; February 23, 2006

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Inanspruchnahmen Diensterfindung; Vereinbarungen über Diensterfindung	Vornlocher Hans-Peter.pdf	Letters: July 28, 2006; February 23, 2006; February 22, 2006; February 23, 2006; Agreement:	Letters to employee notifying employee of claim, by company, to rights in inventions made by employee; Agreement on transfer of right in service inventions
April 5, 2005; Letter: July 28, 2006; Agreement:
April 5, 2005; Letter: January 19, 2005; Agreement:
April 6, 2005; Letter: September 23, 2004; Agreement: April 6, 2005; Letter: April 18, 2005; Agreement: April 5, 2005; Letter:April1, 2005; Agreement:
April 5, 2005; Letter: March 23, 2005; Agreements: July 9, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; July 1, 2003; Letter: December 16, 2004; Agreement: April 5, 2005.

Vereinbarung über Diensterfindung	Woppmann Claudia.pdf	July 10, 2003	Agreement on transfer of right in service inventions

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitsvertrag zwischen Ribopharma AG und Andrea Bauer	Bauer.pdf	February 26, 2001	Employment agreement between Ribopharma AG and Ms. Andrea Bauer (part-time secretary)

Arbeitsvertrag zwischen Ribopharma AG und Ursula Bauerfeind und (ergänzende) Vereinbarung zwischen Alnylam Europe AG und Ursula Bauerfeind	Bauernfeind.pdf	July 22, 2003, amended on February 2, 2006	Employment agreement between Ribopharma AG and Ms. Ursula Bauernfeind (medical-technical lab assistant) and amendment agreementbetween Alnylam Europa AG and Ms. Ursula Bauernfeind

Vereinbarung zwischen Ribopharma AG und Andreas Bossko über die Benutzung eines Dienstwagens	Bossko Car.pdf	April 19, 2002	Agreement between Ribopharma AG and Mr. Andreas Bossko regulating the use of a company car

Arbeitsvertrag zwischen Ribopharma AG und Birgit Bramlage	Bramlage.pdf	June 2/5, 2007	Employment agreement between Ribopharma AG and Ms. Birgit Bramlage (scientific assistant)

Arbeitsvertrag zwischen Ribopharma AG und Dr. Rainer Constien und Zusatzvereinbarung zwischen zum Arbeitsvertrag zwischen Alnylam Europe AG und Dr. Rainer Constien	Constien.pdf	July 21/24, 2003 amended on September 29, 2005	Employment agreement between Ribopharma and Dr. Rainer Constien (scientific assistant) and amendment agreement between Alnylam Europe AG and Dr. Rainer Constien

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitsvertrag zwischen Ribopharma AG und Petra Deuerling	Deuerling.pdf	May 9, 2001	Employment agreement between Ribopharma AG and Ms. Petra Deuerling (technical assistant)

Arbeitsvertrag zwischen Alnylam Europe AG und Andrea Forst	Forst.pdf	December 19, 2006	Employment Agreement between Alnylam Europe AG and Ms. Andrea Forst (scientist)

Arbeitsvertrag zwischen Ribopharma AG und Dr. Anke Geick	Geick.pdf	February 12/14 2007	Employment agreement between Ribopharma AG and Dr. Anke Geick (scientific assistant)

Arbeitsvertrag zwischen Ribopharma AG und Dr. Phillip Hadwiger und (ergänzende) Vereinbarung zwischen Alnylam Europe AG und Dr. Pfillip Hadwiger	Hadwiger.pdf	October 9/16, 2007 amended on May 4, 2007	Employment agreement between Ribopharma AG and Dr. Phillip Hadwiger (scientific assistant) and amendment agreement between Alnylam Europe AG and Dr. Phillip Hadwiger

Arbeitsvertrag zwischen Ribopharma AG und Frank Hertel	Hertel.pdf	May 21, 2003	Employment agreement between Ribopharma AG and Mr. Frank Hertel (technical assistant)

Arbeitsvertrag zwischen Ribopharma AG und Sonja Hoffmann	Hoffmann.pdf	July 3/4, 2001	Employment agreement between Ribopharma AG and Ms Sonja Hoffmann (part-time secretary)

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitsvertrag zwischen Alnylam Europe AG und Markus Hoßbach	Hoábach.pdf	May 7/9, 2007	Employment agreement between Alnylam Europe AG and Mr. Markus Hoßbach (scientist)

Arbeitsvertrag zwischen Alnylam Europe AG und Dr. Kerstin Jahn-Hofmann und (ergänzende) Vereinbarung	Jahn-Hofmann.pdf	November 14/15, 2005 amended on October 9, 2006	Employment agreement between Alnylam Europe AG and Dr. Kerstin Jahn-Hofmann (senior scientist) and amendment

Arbeitsvertrag zwischen Ribopharma AG und Dr. Matthias John	John.pdf	January 12, 2001	Employment agreement between Ribopharma AG and Dr. Matthias John (molecular biologist/virologist )

Arbeitsvertrag zwischen Alnylam Europe AG und Brigitte Kellner und (ergänzende) Vereinbarung	Kellner.pdf	October 24, 2005 amended on September 21, 2006	Employment agreement between Alnylam Europe AG and Ms. Brigitte Kellner (technical assistant) and amendment

Arbeitsvertrag zwischen Alnylam Europe AG und Sabrina Krause und (ergänzende) Vereinbarung	Krause.pdf	October 28, 2004 amended on December 15/18 2006	Employment agreement between Alnylam Europe AG and Ms. Sabrina Krause (technical assistant) and amendment

Vereinbarung zwischen Ribopharma AG und Dr. Roland Kreutzer über die Benutzung eines Dienstwagens	Kreutzer Car.pdf	November 1, 2000	Agreement between Ribopharma AG and Dr. Roland Kreutzer regulating the use of a company car

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

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Title of Agreement	Name of File	Date of Agreement	Summary
(ergänzende) Vereinbarung zum Arbeitsvertrag zwischen Alnylam Europe AG und Helga Künzel	Knzel.pdf	March 22, 2007 (referenced employment agreement dated March 11, 2002)	Amendment to employment agreement between Alnylam Europe AG and Helga Künzel

Arbeitsvertrag zwischen Ribopharma AG und Sandra Leuschner	Leuschner.pdf	January 18, 2001	Employment agreement between Ribopharma AG and Ms. Sandra Leuschner (biological technical assistant)

Arbeitsvertrag zwischen Ribopharma AG und Nadine Linke	Linke.pdf	May 13, 2003	Employment agreement between Ribopharma AG and Ms. Nadine Linke (medical technical lab assistant)

Arbeitsvertrag zwischen Alnylam Europe AG und Nina Mester und (ergänzende) Vereinbarungen	Mester.pdf	January 30/February 1, 2006 Amended on August 2, 2006 and on December 15, 2006	Employment agreement between Alnylam Europe AG and Nicole Mester (computer scientist for biology related projects) and amendments

Arbeitsvertrag zwischen Ribopharma AG und Astrid Müller	M ller Astrid.pdf	October 6/13, 2000	Employment agreement between Ribopharma AG and Ms. Astrid Mueller (medical technical lab assistant)

Arbeitsvertrag zwischen Alnylam AG und Denise Müller (geb. Danz) und (ergänzende) Vereinbarung	M ller Denise.pdf	December 22/27, 2005 amended on January 24, 2007	Employment agreement between Alnylam AG and Ms. Denise Mueller (neé Danz) (technical assistant) and amendment

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitnehmerüberlass ungsvertrag zwischen Ribopharma AG und Kontakt e.V., Abt. Gemeinnützige Mitarbeiterüberlassu ng, Bayreuth betreffend Günther Ott	Ott.pdf	October 11, 2002	Employee lease agreement between Ribopharma AG and Kontakt e.V. regarding Mr. Günther Ott ( technical assistant)

Arbeitsvertrag zwischen Ribopharma AG und Dr. Ingo Röhl und Zusatzvereinbarung zwischen Alnylam Europe AG und Dr. Ingo Röhl	R”hl.pdf	August 7/11, 2003 amended on August 9, 2006	Employment agreement between Ribopharma Ag and Dr. Ingo Roehl (scientific assistant) and amnement agreement

Arbeitsvertrag zwischen Alnylam AG und Markus Schuster	Schuster.pdf	January 25/26, 2007	Employment agreement between Alnylam AG and Mr. Markus Schuster ( technical assistant)

Arbeitsvertrag zwischen Ribopharma AG und Harald Schuebel	Schbel.pdf	August 15, 2000	Employment agreement between Ribopharma AG and Mr. Harald Schuebel (medical technical assistant)

Arbeitsvertrag zwischen Alnylam AG und Stephan Seiffert	Seiffert.pdf	March 21, 2003	Employment agreement between Alnylam AG and Mr. Stephan Seiffert (scientific assistant) Comment: unless the agreement has been amended the employment expired in April 2006

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitsvertrag zwischen Ribopharma AG und Bettina Stein	Stein.pdf	April 9/14, 2003	Employment agreement between Ribopharma AG and Ms. Bettina Stein (part-time secretary)

Arbeitsvertrag zwischen Alnylam AG und Dr. Caroline Szesny	Szesny.pdf	May 29/30, 2006	Employment agreement between Alnylam AG and Dr. Caroline Szesny (molecular biologist)

Arbeitsvertrag zwischen Alnylam AG und Dr. Pamela Tan und (ergänzende) Vereinbarungen	Tan.pdf	April 16, 2005 amended on May 11, 2005 and June 13, 2007	Employment agreement between Alnylam AG and Dr. Pamela Tan (senior scientist)

Arbeitsvertrag zwischen Alnylam AG und Christine Thein (mit Nachtrag)	Thein.pdf	October 21/24, 2005 Amended on September 21, 2006	Employment agreement between Alnylman AG and Christine Thein (technical assistant)

Arbeitsvertrag zwischen Alnylam AG und Doris Trapper (mit Nachträgen)	Trapper.pdf	March 29, 2004 Amended on October 25, 2004 and on February 02, 2006	Employment agreement between Alnylman AG and Doris Trapper (technical assistant)

Arbeitsvertrag zwischen Alnylam AG und Linda Valis	Valis.pdf	April 17/28, 2007	Employment agreement between Alnylam AG and Linda Valis (scientist)

Dienstwagenvertrag zwischen Ribopharma AG und Dr. Vornlocher	Vornlocher Car.pdf	May 26, 2003	Agreement between Ribopharma AG and Dr Vornlocher on the use of a company car.

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Title of Agreement	Name of File	Date of Agreement	Summary
Arbeitsvertrag zwischen Alnylam AG und André Wetzel	Wetzel.pdf	December 13, 2005	Employment agreement between Alnylam AG and René Wetzel (technical assistant)

Arbeitsvertrag zwischen Alnylam AG und Margit Wiegel	Wiegel.pdf	September 18, 2006	Employment agreement between Alnylam AG and Margit Wiegel (part-time cleaner)

Arbeitsvertrag zwischen Ribopharma AG und Dr. Johann Wirsing	Wirsing.pdf	August 30, 2004	Employment agreement between Alnylam AG and Dr. Johann Wirsing (head of IP management)

Arbeitsvertrag zwischen Alnylam AG und Sabine Schürz		June 11, 2004	Employment agreement between Alnylam AG and Sabine Schürz (now:
(jetzt: Wolf) (und Änderung)	Wolf.pdf	Amended on March 22, 2007	Wolf) (part-time animal keeper)

Arbeitsvertrag zwischen Ribopharma AG und Claudia Woppmann	Woppmann.pdf	September 22/23, 2002	Employment agreement between Ribopharma AG and Claudia Woppmann (technical assistant)

Arbeitsvertrag zwischen Alnylam AG und Andrea Zimmer (mit Ergänzung)	Zimmer.pdf	January 01, 2005 Amended on December 30, 2005	Employment agreement between Alnylam AG and Andrea Zimmer (part-time assistant IP manager)

Schedule E
[RESERVED]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot. 512/2007

Schedule F
Transferring Individuals

Name	Job Title
[**]	[**]
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
        [**]

wfp Waldmann Faesch & Partner	Notar Etienne Petitpierre	A. Prot.512/2007